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                            ASSET PURCHASE AGREEMENT


                                      among


                             BRUNSWICK CORPORATION,

                             a Delaware corporation

                                 ("Purchaser"),

                       AMERICAN RECREATION COMPANY, INC.,

                             a Delaware corporation

                                   ("Seller"),


                                       and


                               BELL SPORTS CORP.,

                             a Delaware corporation

                                   ("Parent")




                               Date: April 1, 1997

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
                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
ARTICLE I             DEFINITIONS...............................................................................  1
         1.1          Definitions...............................................................................  1

ARTICLE II            SALE AND PURCHASE OF ASSETS...............................................................  8
         2.1          Purchase of Assets........................................................................  8
         2.2          Assignment of Certain Contracts........................................................... 10
         2.3          Excluded Assets........................................................................... 11
         2.4          Assumed Liabilities....................................................................... 12
         2.5          Closing................................................................................... 12
         2.6          Payment of Purchase Price................................................................. 13
         2.7          Consistent Treatment...................................................................... 16
         2.8          Procedures for Purchased Assets not
                      Transferable.............................................................................. 16
         2.9          Prorations................................................................................ 17
         2.10         Risk of Loss.............................................................................. 18

ARTICLE III           REPRESENTATIONS AND WARRANTIES OF SELLER AND
                        PARENT.................................................................................. 18
         3.1          Due Incorporation......................................................................... 18
         3.2          Due Authorization......................................................................... 18
         3.3          Consents and Approvals.................................................................... 19
         3.4          Financial Statements...................................................................... 19
         3.5          No Adverse Effects or Changes............................................................. 20
         3.6          Title to Properties....................................................................... 20
         3.7          Computer System........................................................................... 21
         3.8          Facilities................................................................................ 21
         3.9          Personal Property......................................................................... 22
         3.10         Inventories............................................................................... 22
         3.11         No Third Party Options.................................................................... 23
         3.12         Intellectual Property..................................................................... 23
         3.13         Contracts................................................................................. 24
         3.14         Permits................................................................................... 25
         3.15         Insurance................................................................................. 26
         3.16         Employee Benefit Plans and Employment
                      Agreements................................................................................ 26
         3.17         Employees................................................................................. 28
         3.18         Taxes..................................................................................... 28
         3.19         No Defaults or Violations................................................................. 29
         3.20         Environmental Matters..................................................................... 29
         3.21         Litigation................................................................................ 30
         3.22         Related Parties........................................................................... 30
         3.23         Intercompany Services and Transactions.................................................... 31
         3.24         Customers and Suppliers................................................................... 31
         3.25         Product Warranties........................................................................ 31
         3.26         Brokers................................................................................... 32
         3.27         Accuracy of Statements.................................................................... 32

                                       -i-
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
                                                                                                               Page
                                                                                                               ----
ARTICLE IV            REPRESENTATIONS AND WARRANTIES OF PURCHASER............................................... 32
         4.1          Due Incorporation......................................................................... 32
         4.2          Due Authorization......................................................................... 32
         4.3          Consents and Approvals.................................................................... 33
         4.4          Brokers................................................................................... 33

ARTICLE V             COVENANTS................................................................................. 33
         5.1          Preservation of Business.................................................................. 33
         5.2          Efforts................................................................................... 34
         5.3          Maintenance of Insurance.................................................................. 34
         5.4          Supplemental Information.................................................................. 34
         5.5          Noncompetition; Confidentiality........................................................... 35
         5.6          Exclusivity............................................................................... 37
         5.7          Use of Name............................................................................... 37
         5.8          Product Liability and Warranty Claims..................................................... 38
         5.9          Employees and Employee Benefits........................................................... 39
         5.10         Access.................................................................................... 41
         5.11         Use of Facilities......................................................................... 42
         5.12         Collection Support........................................................................ 43
         5.13         Right of First Refusal.................................................................... 43
         5.14         Disposition of Excluded Inventories....................................................... 44
         5.15         Ally-Cat.................................................................................. 45
         5.16         Credit Agreement.......................................................................... 45

ARTICLE VI            CONDITIONS PRECEDENT TO OBLIGATIONS
                        OF PURCHASER............................................................................ 46
         6.1          Warranties True........................................................................... 46
         6.2          Compliance with Covenants................................................................. 46
         6.3          Consents, Approvals ...................................................................... 46
         6.4          No Action................................................................................. 46
         6.5          No Material Adverse Change................................................................ 46
         6.6          Closing Deliveries........................................................................ 47

ARTICLE VII           CONDITIONS PRECEDENT TO
                        OBLIGATIONS OF SELLER................................................................... 48
         7.1          Warranties True........................................................................... 48
         7.2          Compliance with Agreements and Covenants.................................................. 48
         7.3          Consents and Approvals.................................................................... 48
         7.4          No Action................................................................................. 49
         7.5          Closing Deliveries........................................................................ 49

ARTICLE VIII               TERMINATION.......................................................................... 49
         8.1          Termination............................................................................... 49
         8.2          Effect of Termination..................................................................... 50

ARTICLE IX            INDEMNIFICATION........................................................................... 50
         9.1          Survival.................................................................................. 50
         9.2          Indemnification by Seller and Parent...................................................... 50
         9.3          Indemnification by Purchaser.............................................................. 51
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
                                                                                                               Page
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
         9.4          Claims.................................................................................... 51
         9.5          Third Party Claims; Assumption of Defense................................................. 52
         9.6          Additional Limitations and Other Agreements............................................... 53

ARTICLE X             MISCELLANEOUS............................................................................. 54
         10.1         Expenses.................................................................................. 54
         10.2         Amendment................................................................................. 54
         10.3         Notices................................................................................... 54
         10.4         Effect of Investigation................................................................... 55
         10.5         Waivers................................................................................... 55
         10.6         Counterparts.............................................................................. 55
         10.7         Interpretation............................................................................ 55
         10.8         Applicable Law............................................................................ 56
         10.9         Binding Agreement......................................................................... 56
         10.10        No Third Party Beneficiaries.............................................................. 56
         10.11        Publicity................................................................................. 56
         10.12        Further Assurances........................................................................ 56
         10.13        Severability.............................................................................. 56
         10.14        Remedies.................................................................................. 57
         10.15        Forum..................................................................................... 57
         10.16        Disclaimer of Warranties.................................................................. 57
         10.17        Assignment................................................................................ 58
         10.18        Preparation of W-2 Forms.................................................................. 58
         10.19        Entire Understanding...................................................................... 58
         10.20        Liability of Parent and Seller............................................................ 58

                            ASSET PURCHASE AGREEMENT
                            ------------------------


         THIS AGREEMENT is made as of the 1st day of April, 1997, by and between Brunswick Corporation, a Delaware corporation ("Purchaser"), and American Recreation Company, Inc. a Delaware corporation ("Seller"), and Bell Sports Corp., a Delaware corporation ("Parent").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, Purchaser wishes to purchase from Seller, and Seller desires to sell to Purchaser, all of the Purchased Assets (as defined below) and to assume certain specified liabilities defined below as the Assumed Liabilities. Certain capitalized terms used herein are defined in Article I.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, agreements and warranties herein contained, the parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         1.1 Definitions. The following terms shall have the following meanings for the purposes of this Agreement:

         "Administration Facility" shall mean the sales, marketing, research and development facility of Bell Sports, Inc. at 6350 San Ignacio, San Jose, California.

         "Affiliate" shall mean, with respect to any specified Person, any other Person which, directly or indirectly, owns or controls, is under common ownership or control with, or is owned or controlled by, such specified Person.

         "Agreement" shall mean this Asset Purchase Agreement, including all exhibits and schedules hereto, as it may be amended from time to time.

         "Assignment" means the assignment and bill of sale to be dated the Closing Date, substantially in the form of Exhibit A.

         "Assumed Liabilities" shall have the meaning set forth at Section 2.4.

         "Balance Sheet" shall mean the statement of the inventories, fixed assets (other than the Distribution Facilities) and intangibles of the U.S. Business at February 22, 1997, a copy of which is set forth on Schedule 3.4.

         "Business"  shall  mean,  collectively,   the  U.S.  Business  and  the
International Business.

         "Closing" shall mean the consummation of the transactions contemplated herein.

         "Closing Date" shall have the meaning set forth at Section 2.5.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Computer System" shall have the meaning set forth in Section 3.7.

         "Contract" shall mean any contract, lease, commitment, understanding, sales order, purchase order, agreement, indenture, mortgage, note, bond, right, warrant, instrument, plan, permit or license, whether written or oral, which is intended or purports to be binding and enforceable.

         "Continuing Employees" shall have the meaning set forth in Section 5.9.

         "Distribution Facilities" shall mean Seller's distribution centers located at 2300 Cordelia Road, Fairfield, California 94533; 2900 Lakeview, Memphis, Tennessee 38116; and 57 Grumbacher
Road, York, Pennsylvania 17402.

         "Environmental Law" shall mean any applicable domestic or foreign Laws pertaining to the protection of the indoor or outdoor environment (including ambient air, surface water, ground water, land surface or subsurface strata), or pertaining to the protection of natural resources, the environment and public or employee health and safety and including the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA") (42 U.S.C. ss. 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. ss. 1801 et seq.), the Resource Conservation and Recovery Act ("RCRA") (42 U.S.C. ss. 6901 et seq.), the Clean Water Act (33 U.S.C. ss. 1251 et seq.), the Clean Air Act (33 U.S.C. ss. 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. ss. 7401 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. ss. 136 et seq.), and the Occupational Safety and Health Act (29 U.S.C. ss. 651 et seq.) ("OSHA"), and the regulations promulgated pursuant to any of the foregoing, and any such applicable state or local statutes, and the regulations promulgated pursuant thereto, as such laws have been and may be amended or supplemented at the Closing Date.

         "Environmental Permit" shall mean any permit, license, approval, consent or other authorization required by or pursuant to any applicable Environmental Law.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "Escrow Agent" shall mean any of the Northern Trust Bank, the First National Bank of Chicago or such other financial institution mutually acceptable to Purchaser and Seller.

         "Escrow Agreement" shall mean the Escrow Agreement in the form of Exhibit B hereto, as may be subsequently modified to reflect changes required by the Escrow Agent.

         "Escrow Amount" means that portion of the Purchase Price equal to $500,000, placed in escrow with the Escrow Agent pursuant to the Escrow Agreement to satisfy claims pursuant to Sections 2.6 and 9.2.

         "Excluded Assets" shall have the meaning set forth in Section 2.3.

         "Excluded Inventories" shall have the meaning set forth in Section 2.3.

         "Facilities"   shall   mean  the   Administration   Facility   and  the
Distribution Facilities.

         "Financial Statements" shall mean, collectively, (a) the Balance Sheet,
(b) the unaudited statements of operating income of the Business for the 12 month period ended June 29, 1996 (U.S., Canada and Europe individually), (c) the unaudited statement of operating income of the U.S. Business for the seven month period ended February 22, 1997 and (d) the March Balance Sheet (it being understood that the March Balance Sheet will not be delivered until at least five days prior to the Closing Date).

         "GAAP" shall mean U.S. generally accepted accounting principles, consistently applied.

         "Governmental Authority" shall mean the government of the United States or any state or political subdivision thereof or any foreign government, or any entity, body or authority exercising executive, legislative, judicial, regulatory, administrative or other governmental functions or any court, department, commission, board, agency, instrumentality or administrative body of any of the foregoing.

         "Hazardous Substance" means any substance, material or waste which is regulated under Environmental Laws, including, without
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
limitation, petroleum products, asbestos, lead paint, and any material or substance which is defined as a "hazardous waste," "hazardous material,"
"hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "contaminant," "toxic waste" or "toxic substance" under any provision of any Environmental Law.

         "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Initial  Net  Inventory  Value"  shall have the  meaning  set forth in
Section 2.6(b).

         "Initial Purchase Price" shall mean the sum of (a) the Initial Net Inventory Value plus (b) $236,731.

         "Intellectual  Property"  shall have the  meaning  set forth at Section
2.1.

         "Intellectual Property Assignment" shall mean the assignment of the Intellectual Property, to be dated the Closing Date, substantially in the form of Exhibit C.

         "International Business" shall mean the business of Seller and its Affiliates, conducted outside the United States involving the design, development, distribution, marketing, sourcing and selling to customers outside of the United States of the "Mongoose" brand of bicycles and "Advent" brand of bicycle helmets, racks and accessories. The "International Business" specifically excludes, and Purchaser is not acquiring (except to the extent constituting part of the Mongoose bicycle business or Advent accessory business), (i) any business of Bell Sports, Inc., Euro Bell S.A., Giro Sport Design International, Inc., Giro Ireland Limited, Bell Sports Canada, Inc. or Bell Sports Australia Pty. Limited, including, without limitation, the business of designing, developing, manufacturing, distributing, marketing, sourcing and selling bicycle accessories and helmets, in each case, under the Bell, Giro, Rhode Gear, VistaLite, Blackburn, BSI, Bike Star, SportRack, Copper Canyon, Cycle Products, BikeXtras, Cycletech or Spoke Hedz brand names or names licensed from third parties and (ii) any business conducted through the Mass Merchant/Sporting Goods division of Seller or the In-store Service division of Seller. The International Business specifically includes all ownership of and sole right to use the "Mongoose", "Advent", "Service Cycle" and "Maurice" names, tradenames, logos, trademarks, trade dress, marks and all names or images associated with the foregoing.

         "Inventories" shall have the meaning set forth in Section 2.1.

         "Law" shall mean any law, statute, regulation, ordinance, rule, order, decree, judgment, consent decree, settlement agreement or governmental requirement enacted, promulgated, or entered into, agreed or imposed by any Governmental Authority.

         "Lien" shall mean any mortgage, lien, charge, restriction, pledge, security interest, option, lease or sublease, claim, right of any third party, easement, encroachment or encumbrance.

         "Loss" or "Losses" shall mean all liabilities, losses, costs, claims, damages, penalties and expenses including reasonable attorneys' fees and expenses and reasonable investigation and litigation costs incurred in relation to the indemnified matter or in enforcing such indemnity.

         "March Balance Sheet" shall mean the statement of the inventories, fixed assets (other than the Distribution Facilities) and intangibles of the U.S. Business at March 29, 1997, a copy of which will be delivered pursuant to
Section 2.6(b).

         "Material Adverse Change" shall mean a change (or circumstance which could reasonably be expected to result in a prospective change) in the operations, assets, liabilities, results of operations, cash flows or condition (financial or otherwise) of the Business or the Purchased Assets, in each case which is or could reasonably be expected to be materially adverse to (a) the Business taken as a whole or (b) the Purchased Assets taken as a whole.

         "Material Contracts" shall mean all of the Contracts to which Seller is a party or its assets are subject which are material to the Business or the value of the Purchased Assets, including any Contract listed on Schedule 3.13.

         "Parent Financial Statements" shall mean, collectively, (a) Parent's audited consolidated balance sheets, statements of operations, statements of stockholder's equity and statements of cash flow, each dated June 29, 1996 and for the year then ending, and (b) all financial statements filed by Parent with the Securities and Exchange Commission since June 29, 1996.

         "Permits" shall have the meaning set forth in Section 2.1.

         "Person" shall mean any individual, corporation, proprietorship, firm, partnership, limited partnership, limited liability company, trust, association, Governmental Authority or other entity.

         "Purchase Price" shall mean the Initial Purchase Price, as adjusted pursuant to Section 2.6.

         "Purchased Assets" shall have the meaning set forth in Section 2.1.

         "Release" shall mean any release, spill, effluent, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment or movement through or in the air, soil, surface water or ground water or other property.

         "Seller Assigned Contracts" shall have the meaning set forth at Section
2.2 below.

         "Seller's Liabilities" mean all debts, claims, obligations or other liabilities of Seller or any of its Affiliates, absolute or contingent, known or unknown, including, without limitation:

                  (a) all liabilities with respect to any Taxes applicable to the Purchased Assets or Business and in each case attributable to taxable years or periods (including partial periods) ending at the time of or prior to the Closing;

                  (b) all liabilities arising under any Environmental Laws;

                  (c) all accounts payable not constituting Assumed Liabilities and all liabilities for borrowed funds;

                  (d) all liabilities under any Contracts not being assigned to Purchaser pursuant to this Agreement;

                  (e) all liabilities under any Seller Assigned Contracts, to the extent that by virtue of the limitation contained in the first sentence of Section 2.4 such liabilities do not constitute Assumed Liabilities;

                  (f) all warranty, or product replacement claims to the extent Seller is responsible for such claims pursuant to Section 5.8;

                  (g) all product liability claims for products of the Mongoose brand of bicycles and bicycle parts and Advent brand of bicycle helmets, racks and accessories sold by Seller prior to the Closing Date in accordance with Section 5.8);

                  (h) all liabilities to or with respect to the employees of Seller (including Continuing Employees with respect to periods on or prior to the Closing Date), including all employee compensation and benefit obligations and any claims with respect to severance or termination of employment of such employees (except for any such obligations or claims arising after the Closing Date with respect to Continuing Employees and arising out of or relating solely to Purchaser's employment of such Continuing Employees).

         "Seller's Plans" shall have the meaning set forth in Section 3.16.

         "Stock Option Agreement" shall have the meaning set forth in Section 6.6(j).

         "Supply Agreement" shall mean the Supply Agreement in the form of Exhibit D pursuant to which Seller will supply certain products to Purchaser.

         "Tax Return" shall mean any report, return or other information required to be supplied to any Governmental Authority in connection with any Taxes.

         "Taxes" shall mean all taxes, charges, fees, duties (including customs duties), levies or other assessments, including without limitation, income, gross receipts, net proceeds, ad valorem, turnover, real and personal property (tangible and intangible), sales, use, franchise, excise, value added, stamp, leasing, lease, user, transfer, fuel, excess profits, occupational, interest equalization, windfall profits, severance, license, payroll, environmental, capital stock, disability, employee's income withholding, other withholding, unemployment and Social Security taxes, which are imposed by any Governmental Authority, and such term shall include any interest, penalties or additions to tax attributable thereto.

         "Transaction Agreements" shall mean the Escrow Agreement, Supply Agreement, Warehouse Services Agreement and Stock Option Agreement.

         "U.S. Business" shall mean Seller's business, conducted in the United States through Seller's Service Cycle/Mongoose division, involving the design, development, distribution, marketing, sourcing and selling in the United States of (a) bicycles and bicycle parts (such as, by way of example and not limitation, bicycle wheels, spokes, tires, handle bars, seats, connecting stems, wheel gears and gear mechanisms) and (b) the "Advent" brand of bicycle helmets, racks and accessories. The "U.S. Business" specifically excludes, and Purchaser is not acquiring (except to the extent constituting part of the Mongoose bicycle business or Advent accessory business): (i) any business of Bell Sports, Inc., Euro Bell S.A., Giro Sport Design International, Inc., Giro Ireland Limited, Bell Sports Canada, Inc., Bell Sports Australia Pty. Limited, including, without limitation, the business of designing, developing, manufacturing, distributing, marketing, sourcing and selling bicycle, in-line skate, auto racing or other helmets, bicycle parts and bicycle accessories, in each case, under the Bell, Giro, Rhode Gear, VistaLite, Blackburn, BSI, Bike Star, SportRack, Copper Canyon, Cycle Products, BikeXtras, Cycletech or Spoke Hedz brand names or names licensed from third parties and (ii) any business conducted through the Mass Merchant/Sporting Goods division of Seller or the In-store Service division of Seller. The U.S. Business specifically includes all ownership of and sole right to use the "Mongoose", "Advent", "Service Cycle" and "Maurice" names, tradenames, logos, trademarks, trade dress and all names and images associated with the foregoing.

         "Warehouse Services Agreement" shall mean the Warehouse Services Agreement in the form of Exhibit E hereto.

                                   ARTICLE II
                           SALE AND PURCHASE OF ASSETS

         2.1 Purchase of Assets. Subject to the terms and conditions of this Agreement, at the Closing, Seller shall sell, assign, convey, transfer and deliver to Purchaser, and Parent shall cause its subsidiaries to sell, assign, convey, transfer and deliver to Purchaser and Purchaser shall purchase, acquire and take assignment and delivery of, the Purchased Assets. The "Purchased Assets" shall mean all assets of Seller or its Affiliates necessary to the operation of or primarily related to or used in, the Business, other than the Excluded Assets, wherever located and in whatever form, real, personal, tangible or intangible, including, without limitation, all right, title and interest in and to the following:

                  (a) U.S. Equipment. All machinery, equipment, tools, dies, molds, plugs, castings, spare and replacement parts, tooling, supplies, maintenance equipment, materials and other personal property primarily used in connection with or necessary to the U.S. Business, including those items listed on Schedule 2.1(a).

                  (b) U.S. Vehicles. All trucks, trailers, automobiles and other vehicles primarily used in connection with the U.S. Business, including those vehicles listed on Schedule 2.1(b).

                  (c) Inventories. All inventories of the Business, wherever located (other than Excluded Inventories) including, without limitation, all raw materials, work in process, finished goods and supplies inventories and inventories of any nature in transit, on consignment or in possession of any vendor (the "Inventories"), and all documentation necessary to show ownership in the Inventories.

                  (d) Information and Records. All records, files, notebooks, confidential and nonconfidential information (including electronic information), price lists, marketing information, sales records, customer lists, dealer lists, supplier lists, and files (including credit and collection information), legal and accounting records, personnel and labor relations records (to the extent applicable to the Continuing Employees), employee benefits and compensation plans and records (to the extent applicable to the Continuing Employees), historical and financial records and files, and all other proprietary information related primarily to, or used primarily in connection with, the Business, in each case, only to the extent that they relate to the Business or the Continuing Employees, it being understood that Seller will be entitled to retain all credit and collection information until such time as the related account receivables have been collected (after which point such information shall be promptly delivered to Purchaser).

                  (e) Intellectual Property. All (i) names or designations used in the Business, including, without limitation, "Mongoose", "Maurice" (including the image and character so named), "Service Cycle", "Advent" "Presto", "Racer X", "Gelsoft", "cycle transfer" (and related graphic logo), "On-The-Go" (and related graphic logo) "Mongoose Ultra Storm", "Mongoose Gale Storm", "Motivator", "Redondo", "Del Mar", "Supergoose", "Cyclotech", "Alta", "Dynametric", "Expert", "LilQT", "Little Foot", "Miniscoot", "Mightygoose", "Motomag" and any derivation thereof, and all tradenames, trade dress, corporate names and logos, trademarks, service marks, common law marks for any of the foregoing or otherwise used in the Business or in connection with the Advent name or Mongoose name, (ii) patents and copyrights used in the Business (and any registrations with any Governmental Authority of, and applications for registration pending with respect to, any of the foregoing), (iii) trade secrets, mask works, technology, inventions, processes, designs, know-how, computer software and data, formulas, goodwill, any licenses related to any of the foregoing, each to the extent related primarily to the Business, and all other intangible assets related primarily to the Business, and (iv) including, in each case, those items described on Schedule 2.1(e), including such rights to receive all income, royalties, damages and payments for infringements thereof occurring after the Closing ((i), (ii), (iii) and (iv) above being, collectively, the "Intellectual Property").

                  (f) Permits. To the extent transferable, all licenses, permits, variances, interim permits, permit applications, approvals or other authorizations under any Law applicable to the Business or otherwise required in connection with the Business or the ownership or operation of the Purchased Assets, including those listed on Schedule 2.1(f) (the "Permits").

                  (g) Phone Numbers. The phone numbers (408) 224-8868, (408) 224-8969, (310) 539-8860, (800) 645-5806 and (800) 858-2800 and the
         facsimile numbers (408) 224-3987 and (310) 539-8046.

                  (h) Other Assets. To the extent not included in the foregoing, any assets related primarily to the Business which were or should have been included in the Balance Sheet (except for Excluded Assets), including the Seller Assigned Contracts, all customer deposits and prepayments and any warranties or other rights, claims, demands or causes of action to the extent relating primarily to the Purchased Assets, including the right to receive delivery of any Inventories purchased or ordered on or prior to the Closing Date.

         2.2 Assignment of Certain Contracts.

                  Subject to the terms and conditions of this Agreement, Seller shall assign and transfer to (and Parent shall cause its subsidiaries to assign and transfer to) Purchaser, effective as of the Closing Date, all right, title and interest in, and Purchaser will take assignment of, the following (the "Seller Assigned Contracts"), free and clear of any Lien (other than Liens arising under equipment lease agreements), each to the extent pertaining to the
Business:

                  (a)  Personal  Property  Leases.   The  leases  of  equipment,
         machinery, vehicles, computer software and hardware, and other personal property set forth on Schedule 2.2(a).

                  (b) Purchase Orders and Contracts. All Contracts for the purchase of goods, materials or services set forth on Schedule 2.2(b).

                  (c) Customer Contracts. All contracts for the sale of goods or services relating to the Business (including dealer contracts) which are listed on Schedule 2.2(c), and all customer deposits made under such Contracts.

                  (d)   Marketing   Contracts.   All   marketing,   endorsement,
         advertising or promotion contracts that are listed on Schedule 2.2(d).

                  (e) Other Contracts. The Contracts with suppliers and other Contracts listed on Schedule 2.2(e) and all such other Contracts as shall be entered into between the date hereof and the Closing Date which fall into the categories set forth above and are entered into in the ordinary course of business or such other Contracts which shall be expressly designated in writing by Purchaser prior to the Closing.

         2.3 Excluded Assets. Notwithstanding the foregoing, Seller shall not assign and transfer, and Purchaser shall not take assignment of, and Seller shall retain, the following (collectively, the "Excluded Assets"):

                  (a) any Contract listed on Schedule 2.3;

                  (b) all cash on hand or in banks on the Closing Date owned by Seller and relating to the Business (other than prepayments for goods to be delivered after the Closing Date);

                  (c) all tax records relating to the Business;

                  (d) all inventories located in and held for final delivery to, or in transit for final delivery to, Rantoul, Illinois, Canada or Europe, including, without limitation, all raw materials, work in process, finished goods and supplies inventories (collectively, the "Excluded Inventories");

                  (e) all accounts receivable, notes receivables and other receivables arising from the operation of the Business by Seller;

                  (f) the leases listed on Schedule 2.3.

                  (g) Seller's rights, claims or causes of action relating hereto or any agreement entered into in connection herewith or the transactions contemplated hereby or thereby;

                  (h) Seller's rights, claims or causes of action against third parties relating to the assets, properties, business or operations of Seller which may arise in connection with the discharge by Seller of its liabilities which are not Assumed Liabilities;

                  (i) all refunds of any Tax for which Seller is eligible pursuant to this Agreement;

                  (j) any corporate minute books and stock transfer books or the corporate seal of Seller;

                  (k) any information or records of Seller, including, without limitation, financial records, used by Seller or its Affiliates in connection with the conduct of its, or their, respective business generally (other than such items set forth at Section 2.1(d) above); and

                  (l) the inventory of Univega bicycles owned by Bell Sports Canada, Inc.; and

                  (m) notwithstanding anything herein to the contrary, any item listed on Schedule 2.3.

         2.4 Assumed Liabilities. At the Closing, Purchaser shall assume, and agree to pay, perform, fulfill and discharge, the obligations of Seller: (a) that are required to be performed and that accrue after the Closing Date under the Seller Assigned Contracts but only to the extent that and except as set forth in Section 5.8, (i) all rights of Seller under the Contract to which the obligation relates are effectively assigned to Purchaser on the Closing Date, and (ii) such obligations do not constitute (A) indemnities, warranties, service or other obligations relating to matters occurring on or before the Closing Date, (B) obligations for any tort, violation of Law or breach of or default by Seller under any Seller Assigned Contract arising on or prior to the Closing Date or (C) performance of any obligation that Seller failed to perform on or before the Closing Date, (b) that relates to Taxes applicable to the Purchased Assets, in each case attributable to taxable years or periods (including partial periods) beginning after the Closing, and (c) claims for which Purchaser is responsible pursuant to Section 5.8. The obligations of Purchaser under this
Section 2.4 shall be referred to collectively as the "Assumed Liabilities." Except as specifically set forth above, neither Purchaser nor any of its Affiliates shall assume or otherwise be liable in respect of any of Seller's Liabilities and any other debt, claim, obligation or other liability of Seller or any of its Affiliates whatsoever, including any payable, debt, tort, violation of Law or breach of any Contract.

         2.5 Closing. The Closing shall take place at the offices of Mayer, Brown & Platt, 190 South LaSalle Street, Chicago, Illinois 60603 at 8:00 A.M. on the Closing Date. The "Closing Date" shall mean April 28, 1997 or, if the conditions set forth in Section 7.3 and clause (c) of Section 6.3 are not satisfied before April 28, 1997, the first business day thereafter which is a Monday and at least five Business Days after satisfaction of the conditions in Sections 7.3 and clause (c) of Section 6.3.

         2.6 Payment of Purchase Price.

                  (a) In consideration for the transfer of the Purchased Assets to Purchaser, Purchaser shall (i) pay Seller the Initial Purchase Price, less the Escrow Amount, by electronic bank transfer directly to Seller's Account No. 1870419 at Harris Bank and Trust, Chicago, Illinois, and assume the Assumed Liabilities and (ii) pay the Escrow Amount to the Escrow Agent, by electronic bank transfer, to be held thereby as required by the Escrow Agreement. The Escrow Amount shall be disbursed in accordance with the terms of the Escrow Agreement. The Escrow Agreement shall provide, among other things, that the amount held thereunder shall be disbursed to Purchaser in respect of amounts due to Purchaser under Sections 2.6 and 9.2. The Escrow Amount shall not limit Purchaser's right of recovery under this Agreement, at law or in equity, including any right of recovery under Sections 9.2 and 2.6. The Escrow Agreement shall terminate, and all amounts held thereby (other than amounts subject to claim) disbursed in accordance therewith, on the fifteenth day after the date of the final determination of the Final Net Inventory Amount. The parties will share the costs of the escrow arrangement.

                  (b) Inventory. (i) At least 5 days prior to the Closing Date, Seller shall deliver its good faith estimate of the net book value of the Inventories as of the Closing Date to Purchaser (the "Initial Net Inventory Value") and a copy of the March Balance Sheet. The Initial Net Inventory Value shall (A) be based on the net book value of the Inventories as of March 29, 1997, (B) be determined in accordance with GAAP and in a manner consistent with Seller's past practice described on Schedule 2.6(b) and (C) include fully paid in-transit Inventories. At Closing, Seller shall certify in writing to Purchaser that the Initial Net Inventory Value was determined in accordance with the foregoing.

                  (ii) On the Closing Date, Purchaser shall, at its expense, perform a physical inventory of the Inventories at each Distribution Facility. Seller shall provide access to the Inventories and all necessary employees and resources at the Distribution Facilities for this purpose. Seller and Price Waterhouse shall have the right to observe this physical inventory. Each inventory unit included in the physical count shall be valued at the weighted average perpetual inventory cost on the Closing Date applicable to that unit. Such weighted average perpetual inventory cost shall be determined in accordance with Seller's past practices, as described on Schedule 2.6. Such valuation, plus paid in-transit Inventories, in each case net of all applicable excess and obsolescence reserves, shall constitute the "Interim Net Inventory Value". The amount of the Purchase Price shall be (A) decreased by the amount by which the Interim Net Inventory Value is less than the Initial Net Inventory Value, and (B) increased by the amount that the Interim Net Inventory Value exceeds the Initial Net Inventory Value. No later than ten (10) days after the date of the determination of the Interim Net Inventory Value, (1) Seller shall pay Purchaser the amount by which the Interim Net Inventory is less than the Initial Net Inventory Value, and (2) Purchaser shall pay Seller the amount by which the Interim Net Inventory Value exceeds the Initial Net Inventory Value. Such payment shall be made by wire transfer of immediately available funds to an account designated by the party to receive payment, in either case together with interest thereon at the Prime Rate, accrued on a per annum basis from the Closing Date to the date of payment. The "Prime Rate" shall mean the prime interest rate on a per annum basis as quoted by the First National Bank of Chicago from time to time during the period in question for its most credit worthy borrowers.

                  (iii) In determining the Initial Net Inventory Value and the Interim Net Inventory Value, there shall be included all applicable excess and obsolecences reserves, such reserves to be determined in a manner consistent with the determination of the reserves as of February 25, 1997 (a copy of such determination being set forth on Schedule 2.6). Seller and its representatives shall be given advance notice of and the opportunity to observe all physical inventories.

                  (iv) Seller shall adjust its perpetual inventory records to reflect the results of and conform with the Interim Net Inventory Value. Such adjustment shall be made immediately after the physical inventory. Seller shall maintain a perpetual record of the book value of inventory in each of the Distribution Facilities for the period beginning on the Closing Date. During the period that any Inventory of Purchaser is stored at a Distribution Facility, Purchaser shall perform a monthly reconciliation and recommend appropriate adjustments of the perpetual inventory records to conform to the book value of the Inventories as shown on Purchaser's records. All such adjustments shall be reasonably agreed to by the parties. Seller shall provide Purchaser with all necessary employees and resources at the Distribution Facilities for such purpose.

                  (v) On the date that Purchaser removes all of its inventory from a Distribution Facility, it shall conduct a physical count of the Inventories located at such facility. Seller shall provide access to the Inventories and all necessary employees and resources at the Distribution Facilities for this purpose. The costs of such physical inventory shall be shared equally by the parties. Each inventory unit included in the physical inventory shall be valued at the weighted average perpetual inventory cost applicable to that unit for the date of such physical inventory. Such weighted average perpetual inventory cost shall be determined consistent with Seller's past practice described on Schedule 2.6. The total book value of the inventory, as determined by all such physical inventories at all of the Distribution Facilities, shall be known as the "Final Inventory Value". The Purchase Price (as previously adjusted pursuant to Section 2.6(b)(ii) above), shall be decreased to the extent that the Final Inventory Value is less than the perpetual book value of the inventories.

                  (vi) At Purchaser's expense, the physical inventory count for purposes of determining the Final Inventory Value or the Interim Net Inventory Value may be audited and accompanied by a report of Arthur Andersen L.L.P., Purchaser's independent accountants ("Purchaser's Auditors"). In rendering the foregoing audit and report, Purchaser's Auditors shall permit Price Waterhouse, Seller's independent accountants ("Seller's Auditors") to observe and test the physical inventory and to review, at their request, the report of Purchaser's Auditors, including all work papers, schedules and calculations related thereto prior to the issuance thereof.

                  (vii) If Seller disputes the Interim Net Inventory Value or the final count used in determining the Final Inventory Value, such dispute shall be resolved in the following manner:

                           (A) Seller shall notify  Purchaser in writing  within
                  thirty (30) days after Seller's receipt of the report which notice shall specify in reasonable detail the nature of the dispute;

                           (B) during the thirty (30) day period following Purchaser's receipt of such notice, Purchaser and Seller shall attempt to resolve such dispute; and

                           (C) if at the end of such 30 day  period  Seller  and
                  Purchaser shall have failed to resolve such dispute in writing, the matter shall be referred to the offices of Ernst & Young L.L.P. (the "Referee"). The Referee shall act as an arbitrator and shall issue its report resolving all disputes within sixty (60) days after such dispute is referred to it. The Final Inventory Value as modified by any count adjustments determined to be appropriate by the Referee, shall then be the Final Inventory Value for all purposes of this Agreement. Each of the parties hereto shall bear all costs and expenses incurred by it in connection with such arbitration, except that the fees and expenses of the Referee hereunder shall be borne equally by Seller and Purchaser. This provision for arbitration shall be specifically enforceable by the parties. The decision of the Referee in accordance with the provisions hereof shall be final and binding (absent manifest error) and there shall be no right of appeal therefrom.

                  (c) From the Closing Date until the final determination of the Final Inventory Value, each party will grant to the other and its respective representatives reasonable access during usual business hours to the agents and employees of such party and to the books, records and files of the business in its possession to enable such party to review and otherwise satisfy itself as to the accuracy of the books, records and determinations contemplated by this Section 2.6(b) and the preparation thereof.

                  (d) No later than ten (10) days after the date of the final determination of the Final Inventory Value, Seller shall pay Purchaser the amount by which the perpetual book value of the inventories exceeds the Final Inventory Value by wire transfer of immediately available funds to an account designated by the party to receive payment.

         2.7 Consistent Treatment. The parties shall allocate the purchase price among the Purchased Assets and the covenant not to compete set forth in Section
5.5 in accordance with Exhibit 2.7 (which shall be agreed to by Purchaser and Seller prior to the Closing Date and be binding on the parties) and Section 1060 of the Code, treat and report the transactions contemplated by this Agreement in all respects consistently with such allocation upon all Tax Returns and for purposes of any Taxes, and not take any action inconsistent with such obligation.

         2.8 Procedures for Purchased Assets not Transferable. If, either by virtue of the provisions thereof or under applicable Law, any of the Contracts or any other property or rights included in the Purchased Assets are not assignable or transferable without the consent of some other Person, Seller shall diligently use all commercially reasonable efforts to obtain such consent prior to the Closing Date and Purchaser shall use all commercially reasonable efforts to assist in that endeavor. If any such consent cannot be obtained prior to the Closing Date and the Closing occurs, this Agreement and the related instruments of transfer shall not constitute an assignment or transfer thereof, but Seller shall diligently use all commercially reasonable efforts to obtain such consent as soon as possible after the Closing Date or otherwise obtain for Purchaser the practical benefit of such property or rights and Purchaser shall use all commercially reasonable efforts to assist in that endeavor.

         2.9 Prorations. As soon as practicable, but no later than ninety (90) days after the Closing Date, Seller shall prepare and deliver a statement (a "Post-Closing Accrual Statement") prorating all of the items listed below with respect to the Purchased Assets ("Prorated Items") through the time of the Closing, subject, however, to Section 2.4. Seller shall be liable to the extent the Prorated Items relate to any time period up to the time of the Closing ("Seller Prorations") and Purchaser shall be liable to the extent Prorated Items relate to periods including and subsequent to the time of the Closing ("Purchaser Prorations").

                  (a) All personal property and ad valorem taxes relating to the Purchased Assets which shall have accrued and become payable prior to or on the Closing Date shall be paid by Seller. All such taxes which shall be (or should be) accrued but unpaid or which have been paid in advance shall be properly prorated as of the Closing Date between Purchaser and Seller. In connection with such proration of taxes, if the actual tax figures are not available at the time of delivery of the Post-Closing Accrual Statement, the taxes to be prorated shall be based upon the actual taxes for the preceding year for which actual tax amounts are available and such taxes shall be reprorated upon request of either party made within sixty (60) days after the date that the actual amounts become available, provided that the actual amount is at least 5% more or 5% less than the amount on which the original proration was based, and appropriate payment shall be made within thirty (30) days after such reproration. Notwithstanding the foregoing, if the transactions contemplated by this Agreement result in the reassessment of the value of any of the Purchased Assets for property tax purposes, or the imposition of any property taxes on such Purchased Assets at a rate which is different than the rate that would have been imposed if such transactions had not occurred, then (y) the Seller Proration with respect to such property taxes shall be determined on a daily basis, using the assessed value and tax rate that would have applied had such transactions not occurred, and (z) the Purchaser Proration with respect to such property taxes shall be the total amount of such taxes minus the amount described in clause (y) of this sentence.

                  (b) Notwithstanding anything to the contrary in Section 2.4 or this Section 2.9, any sales tax, use tax, real property transfer or gains tax, documentary stamp tax or similar tax attributable to the sale or transfer of the Purchased Assets shall be paid by the Purchaser.

                  (c) Any other Taxes not described in Section 2.9(a) or 2.9(b) that are required to be prorated under Section 2.4 shall be prorated on a "closing of the books" basis as of the time of the Closing.

                  (d) The amount of any fees with respect to any Permits.

Seller agrees to furnish Purchaser with such documents and other records as Purchaser reasonably requests in order to confirm all adjustment and proration calculations reflected on the Post- Closing Accrual Statement. Within ten (10) days after the delivery to Purchaser of the Post Closing Accrual Statement and agreement by Purchaser as to the calculations and amounts set forth thereon, each party shall pay the other any amount shown as owed thereon.

         2.10 Risk of Loss. Any loss or damage to the Purchased Assets prior to the Closing Date shall be the sole responsibility of Seller.

                                   ARTICLE III
               REPRESENTATIONS AND WARRANTIES OF SELLER AND PARENT

         Seller and Parent, jointly and severally, represent and warrant to Purchaser, as of the date of this Agreement and as of the Closing Date (such representations and warranties being deemed remade on the Closing Date), as follows:

         3.1 Due Incorporation. Seller is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation with all requisite power and authority to own, lease and operate its properties relating to the Business and to carry on the Business as they are now being owned, leased, operated and conducted. Seller is duly licensed or qualified to do business and in good standing as a foreign corporation in each jurisdiction where the nature of the Business requires such licensing or qualification, except where the failure to be so qualified would not have a material adverse effect on the Purchased Assets or the Business.

         3.2 Due Authorization. Seller and Parent have full power and authority to enter into this Agreement and the Transaction Agreements and to consummate the transactions contemplated hereby. The execution, delivery and performance by Seller of this Agreement have been duly and validly approved by all necessary corporate action and do not require the approval of the stockholders of Seller or Parent. Seller has duly and validly executed and delivered this Agreement. This Agreement constitutes, and on the Closing Date each of the Transaction Agreements will constitute, the legal, valid and binding obligation of Seller and Parent, enforceable against each of them in accordance with its terms.

         3.3 Consents and Approvals. No consent, authorization or approval of, or filing or registration with, any Governmental Authority or any other Person not a party to this Agreement is necessary in connection with the execution, delivery and performance by Seller and Parent (and, as necessary, their respective Affiliates) of this Agreement and each of the Transaction Agreements and the consummation by Seller and Parent of the transactions contemplated hereby, other than (a) the consents set forth on Schedule 3.3, (b) as required by applicable requirements of the HSR Act, and (c) informational filings with the Securities and Exchange Commission or Nasdaq. Except for matters set forth in Schedule 3.3, the execution, delivery and performance by Seller and Parent of this Agreement and the Transaction Agreements does not and will not (i) violate or conflict with, result in a breach or termination of, constitute a default under, or permit cancellation of any Seller Assigned Contract, (ii) result in the creation of any Lien upon any of the Purchased Assets or (iii) violate or conflict with any provision of the Certificate of Incorporation, By-laws or any loan indenture of Seller or binding on the Purchased Assets or Parent or any Law to which Seller or the Business is subject.

         3.4 Financial Statements.

         (a) The Financial Statements have been prepared in accordance with GAAP consistently applied (except such Financial Statements do not include footnotes, statements of cash-flow, liabilities or income below operating income) and present fairly the assets (including inventories) of the Business as of the dates thereof and the revenues, expenses and results of operations of the Business, for the periods covered thereby. The Financial Statements (i) do not contain any material item of special or non-recurring income or any other income not earned in the ordinary course of business, and (ii) expressly state any material assumptions upon which the Financial Statements are based. Schedule 3.4 sets forth a true and correct copy of the Financial Statements.

         (b) The Parent Financial Statements have been prepared in accordance with GAAP consistently applied and present fairly the financial position, assets and liabilities of Parent as of the dates thereof and the revenues, expenses, results of operations and cash flows of Parent, for the periods covered thereby. The Financial Statements are in accordance with the books and records of Parent, and do not reflect any transactions which are not bona fide transactions. Except as set forth in Schedule 3.4 or in the respective Parent Financial Statements, Parent has no material liabilities, debts, claims or obligations, whether accrued, absolute, contingent or otherwise, whether due or to become due, other than trade payables to third parties and accrued expenses incurred in the ordinary course of business since December 31, 1996.

         3.5 No Adverse Effects or Changes. Except as listed on Schedule 3.5, since December 31, 1996 through the date hereof Seller has not (a) suffered any damage or destruction to, or loss of, any of its assets or properties used in or related to the Business (whether or not covered by insurance) other than such loss, damage and destruction which, in the aggregate, does not exceed $50,000;
(b) permitted the imposition of a Lien on, or disposed of, any of its assets (other than Excluded Assets or sales of Inventories in the ordinary course of business, consistent with past practice); (c) terminated, modified or entered into any Material Contract or group of Contracts that, considered together, are material to the Business; (d) cancelled, waived, released or otherwise compromised any trade debt, receivable or claim exceeding $25,000 individually or $50,000 in the aggregate; (e) entered into, adopted, amended or terminated any bonus, profit sharing, compensation, termination, stock option, stock appreciation right, restricted stock, performance unit, pension, retirement, deferred compensation, employment, severance or other employee benefit agreements, trusts, plans, funds or other arrangements for the benefit or welfare of any key employee of the Business, or increased in any manner the compensation or fringe benefits of any key employee of the Business, or paid any benefit not required by any existing plan and arrangement or entered into any contract, agreement, commitment or arrangement to do any of the foregoing except for annual increases in compensation made in the ordinary course of Seller's business, consistent with past practice and not in excess of 10% of the employee's overall compensation; (f) disposed of or permitted the lapse in registration of any Intellectual Property; (g) experienced any Material Adverse Change in the accounts receivable or accounts payable or sources of supply; (h) changed its accounting methods, systems, policies, principles or practices; or
(i) otherwise experienced a Material Adverse Change.

         3.6 Title to Properties. Except as disclosed on Schedule 3.6, Seller has good and marketable title to, and is the lawful owner of, the Purchased Assets, free and clear of all Liens. The Purchased Assets include (a) all of the tangible and intangible assets, properties and rights material to or used primarily in connection with or material to the Business (other than Excluded Assets or assets leased under the leases set forth on Schedule 2.2(a) and Inventories disposed of in the ordinary course of business since the date of the Balance Sheet) and (b) all of the tangible and intangible assets, properties and rights reflected in the Balance Sheet. Except as set forth in Schedule 3.6, no other person (including any Affiliate of Seller or Parent), owns any assets, properties or rights (other than Excluded Assets) relating to or used in the Business, performs or furnishes services for the benefit of the Business, or is a party to or otherwise enjoys rights under any Contracts or arrangements pertaining to the operation of the Business. The Assignment, deeds, endorsements and other instruments of transfer delivered at the Closing by Seller (and, as appropriate, its Affiliates) to Purchaser will be sufficient to transfer to Purchaser the entire right, title and interest, legal and beneficial, in the Purchased Assets free and clear of any Lien. All tangible property (including all tooling, molds and dies) included in the Purchased Assets is located at the locations set forth on Schedule 3.6. Schedule 3.6 identifies all tooling included in the Purchased Assets and located at third party vendors, and the names and addresses of, and contract personnel at, such vendors.

         3.7 Computer System. Except as disclosed in Schedule 3.7 (and except for the Excluded Assets), all computer hardware and software and related materials used by Seller and necessary to or relating primarily to the U.S. Business (collectively, "Computer System") are in good working order and condition, and Seller has not experienced any significant defects in design, workmanship or material. Except as disclosed in Schedule 3.7, the Computer System has the performance capabilities, characteristics and functions necessary to the conduct of the U.S. Business as conducted by Seller. To the knowledge of Seller and Parent, the use of the Computer System by the U.S. Business (including any software modifications) (a) has not violated or infringed upon and will not violate or infringe upon the rights of any third parties and (b) has not resulted and will not result in the termination of any maintenance, service or support agreement relating to any part of the Computer System or any reduction in the services provided to the U.S. Business, warranties available to the Business or rights of the Business thereunder. Seller has, and at the Closing will transfer to Purchaser, good and marketable title to (free of any Lien), user and service documentation it possesses for, the Computer System.

         3.8 Facilities.

                  (a) Seller operates the U.S. Business at the Facilities and at its facility in Torrance, CA, and at no other locations. Seller either has full ownership of the Facilities or is the lessee of the Facilities. No facilities of Seller or its Affiliates located outside the United States are dedicated to the Business. Any lease by

         Seller of any of the Facilities is pursuant to a lease in effect and to continue in effect until December 31, 1997. Each such lease is valid and in full force and effect without default thereunder by Seller, or to the knowledge of Seller and Parent, the lessor. Seller shall use all commercially reasonable efforts to assure that Purchaser shall receive the benefits of Section 5.11(a) below and under the Warehouse Services Agreement without interference from or risk of interference by, any other Person claiming through Seller, including any lessor of any of the Facilities or any mortgagee of any lessor of the Facilities.

                  (b) To the knowledge of Seller and Parent, the buildings, plants and structures, constituting the Facilities and at Torrance (including fixtures and improvements) are structurally sound, have no material defects and are in good operating condition and repair (normal wear and tear excepted). No condemnation, zoning, eminent domain or other proceeding is pending or, to the knowledge of Seller and Parent, threatened which would preclude or impair the use of any of the Facilities or Torrance or any portion thereof by Purchaser for the purposes for which it is currently used.

         3.9 Personal Property. Except as disclosed on Schedule 3.9, all of the tangible assets (whether owned or leased) included in the Purchased Assets are suitable for the purposes for which such assets are used in the Business, and free from defects other than such minor defects as do not interfere with the intended use thereof in the conduct of normal operations and are in good operating order (ordinary wear and tear excepted) and have been well maintained.

         3.10 Inventories. Schedule 3.10 contains a true and accurate schedule of all Inventories of the U.S. Business. Except as described on Schedule 3.10, each item of the Inventories of the U.S. Business is of merchantable quality, usable and saleable in the ordinary course of business, and not obsolete in excess of Seller's recorded reserves for obsolescence. None of the Inventories of the U.S. Business are held on assignment or consignment. All such Inventories are fairly reflected in the inventory accounts included in the Financial Statements, including all appropriate obsolescence and other reserves, and are valued at the lower of cost or market. Other than as set forth in Schedule 3.10, Seller is not under any obligation with respect to the return of any
Inventories. All of the Inventories are, and will be, located at the Distribution Facilities or in transit to the Distribution Facilities and none of the Inventories have been subject to any theft or other unlawful diversion.

         3.11 No Third Party Options. There are no agreements, options, commitments or rights with, of or to any Person (other than Purchaser) to acquire any of the Purchased Assets except for those Contracts entered into for the sale of Inventories in the ordinary course of business, consistent with past practice.

         3.12 Intellectual Property. Schedule 2.1(e) includes a true and complete list of all of the Intellectual Property used in the conduct of or related to the Business. Except as disclosed on Schedule 3.12:

                  (a) All of the Intellectual  Property is owned by Seller or an
         Affiliate of Seller (as shown on Schedule 2.1(e)), free and clear of all Liens, are valid and enforceable, and are not subject to any license, royalty or other agreement, and neither Seller nor any of its Affiliates has granted any license or agreed to pay or receive any royalty in respect of any of the Intellectual Property. All registration and maintenance fees that have become due and payable to any Governmental Authority with respect to any Intellectual Property for which a registration has been issued have been paid and no act or omission has occurred to cancel, impair, dedicate to the public or entitle any Governmental Authority to cancel, modify, forfeit or hold abandoned any such Intellectual Property. Seller and its Affiliates will transfer to the Purchaser at the Closing all rights in and to the Intellectual Property. Schedule 3.12 lists all invention assignment documentation executed by employees or independent contractors of the Business. Representations and warranties made herein with respect to any Intellectual Property registered outside of the United States shall be deemed made only as of the Closing Date.

                  (b) The products manufactured or sold by Seller and its Affiliates in the Business and any process, method, part, design, material, logo, trademark, other distinguishing mark or other intellectual property it employs, and the marketing and use by Seller and its Affiliates of any such product, service or other intellectual property, do not infringe any intellectual property or confidential or proprietary rights of another. Seller and its Affiliates have not received any notice contesting the right to use the Intellectual Property. To the knowledge of Seller and Parent, no products manufactured or activities conducted by any other Person infringe on the Intellectual Property. There is not now, nor has there been in the last two years, any pending or, to the knowledge of Seller and Parent, threatened litigation regarding any Intellectual Property. Representations and warranties made herein with respect to any Intellectual Property registered outside of the United States shall be deemed made only as of the Closing Date.

                  (c) No product has been sold by Seller or its Affiliates with respect to the infringement matter asserted by Softride, Inc. (as disclosed on Schedule 3.12), and no bicycles that would relate to the Softride, Inc. infringement claim are included in the Inventories.

         3.13  Contracts.

                  (a) All of the Material Contracts are in full force and effect and constitute the legal, valid and binding obligations of Seller and, to the knowledge of Seller and Parent, the other parties thereto. All of the Material Contracts are enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and by equitable limitations on the availability of specific remedies. No termination notice (or other indication of an intent to terminate) has been delivered by any party to any other party with respect to any Material Contract. Seller has delivered or made available to Purchaser true and complete copies of each Material Contract and a complete and accurate written description of any Material Contract not reduced to writing.

                  (b) Schedule 3.13 lists all the Contracts and arrangements of the following types to which Seller or one of its Affiliates is a party, by which it is bound, or to which any of its assets or properties is subject, and which pertains primarily to the Business (each of which shall be included within the definition of "Material Contracts"):

                           (i) any Contract or arrangement with a sales representative, manufacturer's representative, distributor, dealer, broker, sales agency, advertising agency, product promoter, endorser, or other Person engaged in sales, distribution or promotional activities;

                           (ii) any Contract or arrangement of any nature having
                  an aggregate value in excess of $10,000 or not terminable on notice of thirty (30) days or less;

                           (iii) any indenture, credit agreement, loan agreement, note, mortgage, security agreement, letter of credit, loan commitment, guaranty, repurchase agreement or other Contract or arrangement relating to the borrowing of funds, an extension of credit or financing, pledging of assets or guarantying the obligations of any Person;

                           (iv) any Contract or arrangement  involving Seller as
                  a participant in a partnership, joint venture or other cooperative undertaking;

                           (v)  any  Contract  or   arrangement   involving  any
                  restrictions   with  respect  to  the  geographical   area  of
                  operations or scope of the Business as operated by Seller;

                           (vi) any power of  attorney  or agency  agreement  or
                  arrangement pursuant to which a Person is granted the authority to act for or on behalf of Seller with respect to the Purchased Assets or the operation of the Business, or Seller is granted the authority to act for or on behalf of any Person in connection with the Purchased Assets or the operation of the Business;

                           (vii) any Contract relating to the Computer System;

                           (viii) any Contract  not made in the ordinary  course
                  of business which is to be performed in whole or in part at or after the date of this Agreement;

                           (ix)  any  Contract  or  arrangement   pertaining  to
                  management support, facilities support or similar arrangement;

                           (x) any Contract whereby any Person agrees (A) not to
                  compete with the Business as operated by Seller or (B) to maintain the confidentiality of any information of Seller;

                           (xi) any Contract with any employee of, or consultant
                  to, the Business, other than those set forth on Schedule 3.16;

                           (xii) any Contract relating to any Intellectual Property; and

                           (xiii) any  Contract  or  arrangement  not  specified
                  above that is material to the Business.

         3.14 Permits. Schedule 2.1(f) is a true and accurate list of all Permits held primarily by Seller with respect to the Business. Except for such Permits, there are no permits, licenses, consents or authorizations, whether federal, state, local or foreign, which are necessary for the lawful operation of the Business or ownership of the Purchased Assets. Seller is in compliance with all requirements and limitations under such Permits in all material respects. No employee, officer, director or Affiliate of Seller owns or has any interest in any such Permit.

         3.15 Insurance. During the past two (2) years, Seller, with respect to the Business, has (a) not been refused any insurance nor has its coverage been limited and (b) has not experienced a substantial increase in its rates.
Schedule 3.15 contains a brief description of all insurance currently maintained with respect to the U.S. Business and the International Business as conducted in North America or the Purchased Assets.

         3.16 Employee Benefit Plans and Employment Agreements.

                  (a) Schedule 3.16 is a list of all employee contracts, and employee benefit plans, programs, policies and arrangements (including all collective bargaining, stock purchase, stock option, employment, compensation, deferred compensation, pension, retirement, severance, termination, separation, vacation, sickness, health, welfare and bonus plans, arrangements, and agreements) which are "employee benefit plans" within the meaning of Section 3(3) of ERISA under or with respect to which Seller has any obligation or liability that relates to the U.S. Business (collectively, the "Seller's Plans").

                  (b) Seller has provided access to Purchaser of true and correct copies of each of Seller's Plans and all contracts relating thereto, or to the funding thereof, including, without limitation, all trust agreements, insurance contracts, administration contracts, investment management agreements, subscription and participation agreements, and recordkeeping agreements, each as in effect on the date hereof, and an accurate description of any Seller's Plans that are not in written form. To the extent applicable, a true and correct copy of the most recent annual report, actuarial report, summary plan description, and Internal Revenue Service determination letter with respect to each of Seller's Plans has been supplied to Purchaser by Seller and there have been no material changes in the financial condition of any Seller's Plan from that stated in the applicable annual reports and actuarial reports supplied.

                  (c) With respect to each of Seller's Plans and except as set forth on Schedule 3.16:

                  (i) no such Seller's Plan is a multiemployer plan (as defined in Section 3(37) of ERISA) or is subject to title IV of ERISA;

                  (ii) to Seller's knowledge, each such Seller's Plan complies and has been administered in form and in operation in all material respects with all applicable requirements of law, including, to the extent applicable, sections 401(a) and 501(a) of the Code; to Seller's knowledge, no event has occurred which will or could cause any such
                              Seller's Plan to fail to comply with such requirements and there have been no amendments to such plans which are employee benefit pension plans (as defined in Section 3(2) of ERISA) which are not the subject of a favorable determination letter issued with respect thereto by the Internal Revenue Service;

                  (iii) to Seller's knowledge, there are no actions, suits or claims (other than routine claims for benefits) pending or threatened involving any such Seller's Plan or the assets thereof and no facts exist which could give rise to any such actions, suits or claims (other than routine claims for benefits);

                  (iv) to Seller's knowledge, there have been no "prohibited transactions" (as described in section 406 of ERISA or section 4975 of the Code) with respect to any of Seller's Plans and Seller has not engaged in any prohibited transaction, which could reasonably be expected to have a material adverse effect on Seller;

                  (v) Seller does not have any liability or contingent liability for providing, under any of Seller's Plans or otherwise, any post-retirement medical or life insurance benefits, other than statutory liability for providing group health plan continuation coverage under Part 6 of Title I of ERISA and Section 4980B of the Code, which could reasonably be expected to have a material adverse effect on Seller; and

                  (vi) there have been no acts or omissions by Seller which have given rise to or may give rise to fines, penalties, taxes or related charges under section 502 of ERISA or Chapters 43, 47 or 68 of the Code for which Purchaser may be liable on account of the execution of this Agreement or the consummation of the transaction contemplated hereby, which could reasonably be expected to have a material adverse effect on Seller.

         3.17 Employees. Schedule 3.17 contains a true, complete and accurate list of the names, titles, annual compensation and all current bonuses for each employee of the U.S. Business and employees that are employed exclusively by the International Business who has an annual base salary of $25,000 or more. Except as disclosed on Schedule 3.17, there is no, and during the past two years there has been no, labor strike, picketing, dispute, slow-down, work stoppage, union organization effort, grievance filing or proceeding, or other labor difficulty actually pending or threatened against or involving the conduct of the Business by Seller. Except as set forth in Schedule 3.17 Seller is not a party to any collective bargaining agreement pertaining to the conduct of the Business and no such agreement determines the terms and conditions of the employment of employees of the Business. Except as set forth in Schedule 3.17 no collective bargaining agent has been certified as a representative of any of employees of the Business and no representation campaign or election is now in progress with respect to any employees of the Business. As of March 27, 1997, the Business has 73 full-time employees and 1 part-time employee. Seller is in compliance with its obligations, if any, pursuant to the Worker Adjustment and Retraining Notification Act of 1988 ("WARN Act") and all other obligations, if any, arising under any other applicable Law relating to the termination of employees of the Business. Except as set forth on Schedule 3.17, Seller has not received notice that any key employee of the Business intends to terminate his employment with Seller or would not be willing to work for Purchaser.

         3.18 Taxes. Except for current Taxes not due and payable prior to or on the Closing Date (such Taxes to be paid when due by Seller), Seller and its Affiliates have timely filed all tax returns and has paid, and where necessary collected or withheld and remitted to, the proper Governmental Authority all Taxes related to taxable periods or portions thereof ending prior to or on the Closing Date (including governmental charges, assessments and required contributions of Seller with respect to the Business) that may result in the filing of a Lien on the Purchased Assets or that may result in the imposition of transferee or other liability on Purchaser for the payment of such Taxes. After the Closing Date, Seller and its Affiliates shall (a) pay all Taxes due from them with respect to the period prior to the Closing Date, including all such Taxes on their property, income and operations, and (b) timely file all Tax returns for the period prior to the Closing Date.

         3.19 No Defaults or Violations. Except as disclosed on Schedule 3.19 or except as would not result in claims, liabilities or fines in excess of $50,000 in the aggregate:

                  (a) Seller is not in breach or default under the terms of any material Contract pertaining to the Business, no event has occurred or circumstance exists which, with notice or lapse of time or both, would constitute a breach or default under any such Contract, and, to the knowledge of Seller and Parent, no other party to any such Contract is in breach or default under any such Contract.

                  (b) Seller is in compliance with, and no violation exists under, any Laws applicable to the Business, and no event has occurred or circumstance exists which, with or without notice or lapse of time or both, would constitute a violation under any such Law.

                  (c) Neither Parent nor Seller has received any notice from any Governmental Authority claiming any violation of any Law with respect to the Business or the Purchased Assets, and has no knowledge of any investigation or inquiry involving the same.

         3.20 Environmental Matters. Except as disclosed in Schedule 3.20:

                  (a) Seller has not used or stored any, and there are no, Hazardous Substances in, on, or at any of the Facilities or the Torrance facility subject of the lease to be assigned to Purchaser ("Torrance"). There is not now at any of the Facilities or Torrance any
         (i) underground storage tank or surface impoundments, (ii) asbestos-containing materials or (iii) polychlorinated biphenyls, except in compliance with applicable Environmental Laws.

                  (b) No notice has been received from any Governmental Authority or any other Person that Seller or any of the Facilities or Torrance is or may be required to be subject to Remedial Action. There is no (i) civil, criminal or administrative claim, suit, proceeding or investigation (including a request for information) pending or, to the knowledge of Seller and Parent, threatened with respect to the
         Business, the Purchased Assets or any of the Facilities or Torrance relating in any way to any Environmental Laws, Environmental Permits or Remedial Action and Seller does not know of any fact or circumstance which would give rise to any such claim, suit, proceeding or investigation, or (ii) outstanding written orders or Contracts with any Governmental Authority or other Person relating in any way to Environmental Laws, Environmental Permits or Remedial

         Action. Seller has timely filed all reports and notifications required to be filed with respect to, and obtained and maintained all
         Environmental Permits required for, the Facilities and Torrance, all improvements on the foregoing and all operations conducted therein, and has generated and maintained all required records and data under all applicable Environmental Laws.

                  (c) To the knowledge of Seller and Parent, no condition has existed or event has occurred that could, with or without notice, passage of time or both, give rise to any present or future liability, pursuant to any Environmental Law, with respect to any of the Facilities or Torrance.

         3.21 Litigation. Except as disclosed in Schedule 3.21, as of the date hereof there are no actions, suits, arbitrations, regulatory proceedings or other litigation, proceedings or governmental investigations pending or, to the knowledge of Seller and Parent, threatened against or affecting the Business or the Purchased Assets. Neither Seller nor Parent is aware of any facts or circumstances which may give rise to any of the foregoing. Except as disclosed in Schedule 3.21, neither the Business nor the Purchased Assets are subject to
(a) any order, judgment, decree, injunction, stipulation or consent order of or with any court or other Governmental Authority or (b) any settlement agreement with any Governmental Authority or other Person. There are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of Seller and Parent, threatened by or against Seller relating to this Agreement or the transactions contemplated hereby.

         3.22 Related Parties. Except as disclosed on Schedule 3.22, neither Seller, Parent, any subsidiary of Parent nor any of their respective Affiliates nor, to the knowledge of Seller and Parent, any of their respective officers or directors engage in, or have or claim to have any direct or indirect interest in any other Person which is engaged in the business of designing, distributing, marketing, sourcing or selling bicycles. Schedule 3.22 contains a complete and accurate description of all such Persons, interests, arrangements and other matters. None of Seller's subsidiaries or Affiliates engage, or have since July 1995 have engaged in, the business of designing, manufacturing, distributing, marketing or selling bicycles or designing, developing, manufacturing, distributing, marketing, sourcing or selling bicycle accessories (including helmets and racks) under the "Advent" name. Except as included in the Excluded Assets or as set forth on Schedule 3.22, none of the Seller's subsidiaries or Affiliates own any asset or right used in the conduct of the Business.
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
         3.23 Intercompany Services and Transactions. Schedule 3.23 contains a complete and accurate list of all agreements or arrangements (whether written or unwritten) relating to all intercompany services and transactions currently existing between Seller and any of its Affiliates and existing during the past two (2) years, in each case with respect to the Business.

         3.24 Customers and Suppliers. Schedule 3.24 sets forth (a) a list of the largest customers of the Business, each in terms of over $200,000 in revenue during each of the 1996 calendar year and the portion of 1997 prior to the date hereof (such $200,000 figure to be appropriately prorated for the portion of 1997 prior to the date hereof) (collectively, the "Major Customers"), showing the total revenue received in each such period from each such customer; and (b) a list of the 25 largest suppliers of the Business, in terms of purchases during the 1996 calendar year and the portion of 1997 prior to the date hereof (collectively, the "Major Suppliers"), and showing the approximate total purchases in each such period from each such supplier. Except to the extent set forth in Schedule 3.24, since January 1, 1996, through the date hereof, there has not been any adverse change in the business relationship with, and there has been no material dispute of Seller with, any Major Customer or Major Supplier. As of the date hereof, there are no indications of which Seller is aware that any Major Customer or Major Supplier intends to reduce in any material respect (solely by reference to such Major Customer or Major Supplier) its purchases from or sales to (as the case may be) the Business.

         3.25 Product  Warranties.  Except as set forth on Schedule  3.25 or for claims or liabilities that do not exceed $25,000 in the aggregate, there is no claim against or liability of Seller (or any predecessor, subsidiary or Affiliate of Seller) on account of product warranties or with respect to the design, manufacture, sale or distribution of allegedly defective products and to the knowledge of Seller and Parent there is no basis for any such claim on account of defective products heretofore manufactured, sold, distributed or rented. Schedule 3.25 sets forth a summary of all product liability claims filed against Seller (or any predecessor or Affiliate of Seller) relating to the Business within the past two (2) years. Schedule 3.25 sets forth copies of all product warranties issued for Seller's products which constitute part of the Business during the past two (2) years. In each of the past two years, warranty claims relating to the Business have not exceeded 2% of Seller's sales relating to the Business for that year. To Seller's knowledge, there have been no material delinquencies in payment or failures to make payment, in each case by any product vendor of the Business on any product warranty. There are no actions, suits, inquiries, proceedings or investigations by or before any Governmental Authority or, to the knowledge of Seller and Parent, threatened  involving  any  product  of the  Business.  Except as  disclosed  on
Schedule 3.25, to the knowledge of Seller and Parent, there exists no production problems or other matters with respect to the products of the Business (whether previously sold or to be sold) that could reasonably be expected to lead to a recall (whether voluntarily or involuntarily), recurring material claims relating to a particular defect or other claims (either in quantity or type of claim) that would be outside the normal experience of parties engaged generally in the sale of bicycles, bicycle parts or bicycle helmets, racks or accessories. In Seller's historical experience in the last 5 years, there have not been more than 50 warranty claims for chromoly and aluminum bike frames and forks per year pertaining to frames and forks 5 years or older. Seller does not, and has not engaged in, the manufacture of any products other than Advent bicycle helmets and racks with respect to the Business.

         3.26 Brokers. Neither Purchaser nor any Affiliate of Purchaser has or shall have any liability or otherwise suffer or incur any Loss as a result of or in connection with any brokerage or finder's fee or other commission of any Person retained by Seller or any of its Affiliates in connection with any of the transactions contemplated by this Agreement.

         3.27 Accuracy of Statements. Neither this Agreement nor any schedule furnished with this Agreement or any of the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser represents and warrants to Parent and Seller, as of the date of this Agreement and as of the Closing Date (such representations and warranties being remade on the Closing Date), as follows:

         4.1 Due Incorporation. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization with all requisite power and authority to own, lease and operate its properties and to carry on its business as they are now being owned, leased, operated and conducted.

         4.2 Due Authorization. Purchaser has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Purchaser of this Agreement have been duly and validly approved by all necessary corporate action. Purchaser has duly and validly executed and delivered this Agreement. This Agreement constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms.

         4.3 Consents and Approvals. No consent, authorization or approval of, or filing or registration with, any Governmental Authority or any other Person not a party to this Agreement is necessary in connection with the execution, delivery and performance by Purchaser of this Agreement and the consummation by Purchaser of the transactions contemplated hereby, other than (a) the consents set forth on Schedule 4.3, (b) as required by applicable requirements of the HSR Act, and (c) informational filings with the Securities and Exchange Commission or any securities exchange. The execution, delivery and performance by Purchaser of this Agreement does not and will not violate or conflict with any provision of Purchaser's Certificate of Incorporation or by-laws or any Law to which Purchaser is subject.

         4.4 Brokers. Neither Seller nor any Affiliate of Seller has or shall have any liability or otherwise suffer or incur any Loss as a result of or in connection with any brokerage or finder's fee or other commission of any Person retained by Purchaser or any of its Affiliates in connection with any of the transactions contemplated by this Agreement.

                                    ARTICLE V
                                    COVENANTS

         5.1 Preservation of Business. Prior to the Closing, Seller shall operate the Business only in the ordinary and usual course of business consistent with past practice and shall use all commercially reasonable efforts to (a) preserve intact its respective present business organization and personnel with respect to the Business, (b) preserve the goodwill and advantageous relationships with customers, suppliers, independent contractors, employees and other Persons material to the operation of the Business, (c) not permit any action or omission which would cause (or if existing, occurring or known on the date of this Agreement, would cause) any of the representations or warranties of Seller or Parent contained herein to become inaccurate, including the representations and warranties contained in Section 3.5, or any of the covenants of Seller or Parent to be breached, and (d) not terminate, modify or amend any Material Contract or any Seller Assigned Contract, (e) not sell, assign, lease, encumber or otherwise dispose of assets that constitute Purchased Assets (except for inventories disposed of in the ordinary course of business),
(f) except as required by law, not enter into, adopt or amend in any material respect any

Benefit  Plan  or  other  agreement,   arrangement,  plan  or  policy  affecting
Continuing Employees or increase the compensation of any Continuing Employee other than annual raises granted on anniversary dates in the ordinary course of business consistent with Seller's past practice), and (g) maintain the Intellectual Property in effect in accordance with its terms.

         5.2 Efforts. Subject to the terms and conditions hereof, each party hereto shall use all commercially reasonable efforts to obtain any required consent or approval to the transactions contemplated hereby. Each party shall make all filings, applications, statements and reports to all Governmental Authorities which are required to be made prior to the Closing Date by such party pursuant to applicable Law in connection with this Agreement and the transactions contemplated hereby. Seller and Parent shall cause all parties shown as owners of the Intellectual Property on Schedule 2.1(e) to convey all right, title and interest to such property to Purchaser at Closing. Seller shall execute such standard financing statement forms (UCC-1) as Purchaser may reasonably request to be filed with the appropriate state and county officials evidencing Seller's ownership of the Inventories located at the Distribution Facilities. Purchaser shall pay all filing fees for the foregoing UCC-1 filings.

         5.3 Maintenance of Insurance. Seller shall continue to maintain and carry its existing insurance (or comparable insurance) with respect to the Business or the Purchased Assets through the Closing Date, and shall not allow any breach, default, termination or cancellation of such insurance policies or agreements to occur or exist that could adversely affect the Business or the Purchased Assets. Seller shall continue to maintain and carry, at Seller's cost, its premises, casualty and other insurance currently maintained (or comparable coverage) with respect to the Facilities, through the end of the sixth calendar month after the Closing Date. Seller shall not allow any breach, default, termination or cancellation of any such insurance to occur or exist that could adversely affect the Business or the Purchased Assets. Upon the request of Purchaser from time to time following the Closing, Seller shall provide Purchaser with insurance certificates showing that the coverage required by this
Section 5.3 is in effect and that such coverage will not be cancelled or limited without 30 days prior written notice to Purchaser.

         5.4 Supplemental Information. Promptly prior to the Closing, Seller and Parent will disclose in writing to Purchaser any matter hereafter occurring which, if existing, occurring or known at the date of this Agreement would have been required to be disclosed to Purchaser in accordance with Article III or which would render inaccurate any of the representations, warranties or statements set forth in Article III hereof. No information provided pursuant to this Section, however, shall be deemed to cure any breach of any representation, warranty or covenant in this Agreement.

         5.5  Noncompetition; Confidentiality.

                  (a) In order to induce Purchaser to enter into this Agreement,
         Seller and Parent expressly covenant and agree that, without the prior express written consent of Purchaser, neither Parent nor any subsidiary of Parent will (i) for a period of five 5 years commencing on the Closing Date, own, manage, operate, knowingly assist, form a joint venture or partnership with, consult with, participate in or control any business, individual, partnership, firm, corporation or other entity which is engaged in the business of manufacturing, distributing, developing, selling, sourcing or marketing bicycles (the foregoing shall not restrict the formation of a joint venture or partnership with an entity that is engaged in manufacturing, distributing, developing, selling, sourcing or marketing bicycles, provided that such joint venture or partnership shall not engage in the business of manufacturing, distributing, developing, selling, sourcing or marketing bicycles), (ii) for a period of five (5) years commencing on the Closing Date, induce or attempt to induce any customer of the Business to terminate its business relationship with Purchaser with respect to the bicycle portion of the Business and (iii) for a period of one (1) year commencing on the Closing Date, knowingly solicit or encourage any former employee of the Business who shall become a Continuing Employee to terminate such employee's employment with Purchaser. Nothing in this
         Section 5.5(a) shall be construed to limit, prohibit or restrict (A) the ownership, management, operation or control of the respective remaining businesses and product lines of Parent or any of its subsidiaries provided, however, that neither Parent nor any of its subsidiaries will engage in the manufacture, distribution, development, sale, sourcing or marketing of bicycles except as, and only to the extent, permitted by, clauses (D) and (E) below, (B) the sale of products other than bicycles or provision of services other than bicycle services, each in the ordinary course of business, to any Person engaged in the Business, (C) the licensing by Seller of the use of a tradename to any manufacturer of bicycles, provided, that, such license is not in violation of Purchaser's right of first refusal under
         Section 5.15 or the other covenants of Parent and Seller hereunder; and
         (D) the sale of the Excluded Inventories, and the inventory of Univega bicycles of Bell Sports Canada, Inc. located in Canada, after the Closing Date, provided, that, such sales shall (1) be conducted in a manner so as not to impair the goodwill of the Business or value of any Intellectual Property, (2) prohibit and restrict the distribution, resale or shipment into, or to a Person whom Seller has reason to believe will distribute or sell the Excluded Inventory or any of the Univega bicycle inventory into, the United States, and (3) otherwise conducted in accordance with Section 5.14 below; and (E) the continuing sale of infant tricycles and scooters under the Fisher Price tradename. Notwithstanding anything in this
         Section 5.5 to the contrary, Seller and its subsidiaries shall not be precluded from (i) owning not more than 5% of the outstanding capital stock or other equity interests of a Person, the equity securities of which are listed on a national securities exchange or NASDAQ, notwithstanding that such Person is engaged in a business competitive with the Business, (ii) owning an interest acquired as a creditor in bankruptcy or otherwise than by voluntary investment decision provided that Seller or such subsidiary makes arrangement to dispose of such interest as promptly as commercially practicable thereafter, or (iii) acquiring the assets or more than 5% of the capital stock of any other person that, among other things, operates a business that would otherwise be prohibited by this Section 5.5, provided that the portion of such acquired business which is competitive with the Business does not represent more than 25% of the total revenues of the acquired business, as measured by the most recent fiscal year of the acquired business ending prior to such acquisition provided, however, that the portion of the acquired business which is competitive is disposed of as promptly as is commercially practicable, and in no event more than one year thereafter. In addition, the restrictions of this Section 5.5 shall not be deemed to apply to any Person that acquires, whether by purchase, merger or otherwise, all or any portion of the assets or capital stock of Parent or any subsidiary thereof to the extent that any actions that would otherwise be limited or prohibited by the provisions of this Section 5.5 are conducted by or on behalf of such Person through any entity other than Parent or any subsidiary thereof.

                  (b) Except to the extent expressly required by Law, Parent and Seller shall, and shall cause their Affiliates to keep secret and confidential indefinitely all non-public information concerning Purchaser, the Purchased Assets and the Business (other than to the extent necessary to collect Accounts Receivable) and not disclose the same, either directly or indirectly, to any other Person, or use the same in any way.

                  (c) Seller and Parent expressly agree that the remedies at law for any breach of the provisions of this Section 5.5 (or Section 5.13 below) would be inadequate and that, in addition to any other remedies that Purchaser may have, Purchaser shall be entitled to temporary and permanent injunctive relief or specific performance (as appropriate) without the necessity of proving actual damages or posting bond. To the extent that any part of this Section 5.5 (or Section 5.13 below) may be invalid, illegal or unenforceable for any reason, it is intended that such part shall be enforceable to the extent that a court of competent jurisdiction shall determine that such part, if more limited in scope, would have been enforceable. Parent and Seller acknowledge that Purchaser would not have entered into this Agreement or agreed to acquire the Purchased Assets unless Seller agreed to the provisions of this Section 5.5 (and Section 5.13 below).

                  (d) A portion of the Purchase Price, as set forth in Exhibit 2.7, shall be allocated to the non-competition covenant set forth in this Section 5.5.

         5.6 Exclusivity. Neither Parent, Seller nor any of their respective directors, officers, employees, representatives, agents, subsidiaries or Affiliates shall, directly or indirectly, (a) take any action which would have the effect of preventing or impairing the performance by Seller and Parent of their respective obligations under this Agreement or (b) prior to the Closing, knowingly solicit, initiate, encourage, respond favorably to, inquiries or proposals from, or provide any information to, or participate in any discussions or negotiations with, any Person (other than Purchaser and its representatives) concerning any merger, sale of assets (other than inventory in the ordinary course of business consistent with past practice), acquisition, business combination, or other similar transaction involving the Purchased Assets or the Business; provided, however, that nothing contained herein shall prohibit Parent or any director, officer, employee, representative, agent, subsidiary or Affiliate of Parent from taking any action described above to the extent that such action relates to the assets or capital stock of Parent and its subsidiaries generally or to any business or property other than the Business or the Purchased Assets.

         5.7 Use of Name. From and after the Closing Date, Parent, Seller and their respective subsidiaries and Affiliates and any provider of services to Parent, Seller and their respective subsidiaries and Affiliates will not directly or indirectly use in any manner any name, trade name, trademark, service mark or logo used by the Business and listed on Schedule 5.7 or any word or logo that is similar in sound or appearance, except as permitted by Section
5.14 below.

         5.8 Product Liability and Warranty Claims.

                  (a) Subject to Section 5.8(c), Seller shall be responsible for any product returns (not arising from warranty claims) related to products of the Mongoose brand of bicycles or bicycle parts or the Advent brand of bicycle helmets, racks and accessories sold by Seller prior to the Closing Date to the extent such returns are presented by third parties to Seller or the Purchaser within 90 days after the Closing Date and provided that such returns are approved by Seller. In determining whether to grant such approval, Seller shall act reasonably and consistent with a vendor having an on-going relationship with the party making the product return. Any such product return presented more than 90 days after the Closing Date, or that are presented within 90 days but not approved by Seller (which approval shall not be unreasonably withheld), in each case that relate to products of the Mongoose brand of bicycles or bicycle parts or the Advent brand of bicycle helmets, racks and accessories sold by Seller on or prior to the Closing Date, shall be the sole responsibility of Purchaser.

                  (b) Seller shall be responsible for any product liability or injury claims for products of the Mongoose brand of bicycles or bicycle parts and the Advent brand of bicycle helmets, racks and accessories sold by Seller prior to the Closing Date to the extent that the incident, accident or injury affecting a third party and giving rise to such claim occurred prior to the Closing Date. Any product liability or injury claims for products of the Mongoose brand of bicycles or bicycle parts and the Advent brand of bicycle helmets, racks and accessories sold by Seller on or prior to the Closing Date that involve an incident, accident or injury affecting a third party and giving rise to such claim that occurs after the Closing Date shall be the sole responsibility of Purchaser, provided, that Seller shall remain solely responsible for Advent bicycle helmets or racks supplied by Seller or its Affiliates prior to Closing, regardless of when the incident, accident or injury occurs.

                  (c) Purchaser shall have sole responsibility with respect to, and sole authority to administer, returns of products of the Mongoose brand of bicycles or bicycle parts or the Advent brand of bicycle helmets, racks or accessories sold by Seller prior to the Closing Date and arising from warranty claims, provided, that, Seller shall be responsible for all warranty claims for Advent bicycle helmets or racks supplied by Seller or its Affiliates prior to Closing (with Purchaser having authority to administer such warranty claims), whether asserted prior to or after the Closing. Seller shall remain responsible for all warranty claims for products of the Mongoose brand of bicycles or bicycle parts and Advent brand of bicycle helmets, racks or accessories asserted prior to the Closing.

                  (d) With respect to all such returns or replacements of products of the Business referenced at Section 5.8(a) that would otherwise be administered at Seller's expense, Purchaser shall purchase from Seller at Seller's cost, any Current Product refunded or replaced by it, up to an aggregate amount not exceeding $1,000,000. "Current Product" means bicycles, bicycle components or "Advent" bicycle helmets and accessories for the 1997 or 1998 model year that are in a condition permitting resale by Purchaser without undue rework, repair or expense. As used herein, "Seller's original cost" shall mean the original purchase price paid by Seller for the Current Product at issue. "Seller's original cost" shall not include freight costs or handling expenses, sales commissions or other costs incidental to the acquisition or disposition of the Current Product. Any returns or replacements of products of the Mongoose brand of bicycles and the Advent brand of bicycle helmets, racks and accessories sold by Seller on or prior to the Closing Date and arising more than 90 days after the Closing Date shall be administered by Purchaser, at Purchaser's expense.

                  (e)  After  the  Closing,   neither  Seller  nor  any  of  its
         Affiliates shall sell any product that would cause a royalty to be paid under the royalty agreement with Edward Levine.

         5.9 Employees and Employee Benefits.

                  (a) Purchaser will offer employment as of the Closing Date to all those employees of Seller who are actively employed in the Business on the Closing Date and who are listed on Schedule 5.9, on terms and conditions that Purchaser deems to be appropriate. Each such employee who accepts the offer of employment and becomes an employee of Purchaser as of the Closing Date (collectively, the "Continuing Employees") shall cease to be an employee of Seller or entitled to participate in any employee benefit plans, programs, policies and arrangements (including all collective bargaining, stock purchase, stock option, employment, compensation, deferred compensation, pension, retirement, severance, termination, separation, vacation, sickness, health, welfare and bonus plans, arrangements and agreements) under which Seller has any obligation or liability for periods after the Closing Date (unless otherwise set forth on Schedule 5.9).

                  (b) Subject to the following provisions of this Section 5.9, for periods on and after the Closing Date, each Continuing Employee shall be eligible to participate in employee benefit plans, arrangements, programs and policies, if any, maintained from time to time by Purchaser for the benefit of Continuing Employees, as determined in the sole discretion of Purchaser.

                  (c) To the extent applicable, Continuing Employees (and their eligible dependents) shall be given credit under employee benefit plans, programs, policies and arrangements that are established or maintained by Purchaser for the benefit of Continuing Employees for their service with Seller (i) for purposes of eligibility to participate and vesting (but not benefit accrual) to the extent such service was taken into account under a corresponding Seller's Plan, and
         (ii) for purposes of satisfying any waiting periods, evidence of insurability requirements, or the application of any pre-existing condition limitations and shall be given credit for amounts paid under a corresponding Seller's Plan during the same period for purposes of applying deductibles, copayments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of the plans, programs, policies and arrangements maintained by Purchaser. Notwithstanding the foregoing provisions of this paragraph
         (c), service and other amounts shall not be credited to Continuing Employees (or their eligible dependents) to the extent the crediting of such service or other amounts would produce benefits which are substantially more favorable to Continuing Employees than are provided to current similarly situated employees of Purchaser who are covered by similar plans, determined in the sole discretion of Purchaser.

                  (d) Seller shall take all actions as it deems necessary or appropriate to cause each Continuing Employee to be fully vested in his account balance under the Bell Sports Corp. Employees' Retirement and 401(k) Plan, effective as of the Closing Date.

                  (e) Seller and Purchaser agree to take all actions reasonably necessary to accomplish the transactions contemplated by this Section 5.9.

                  (f) Notwithstanding any other provision of this Agreement, Purchaser shall not assume or otherwise have any liability under or with respect to any Seller's Plan, including liability for life, health, disability, retirement, severance or other benefits whether incurred before, on or after the Closing Date.

                  (g) Nothing in this Agreement shall limit or restrict in any way the rights of Purchaser or Seller to modify, amend, terminate or establish employee benefit plans, programs, policies, or arrangements in whole or in part at any time after the Closing Date, nor shall it require Purchaser or Seller to provide any form or level of benefit to any employee after the Closing Date.

                  (h) All provisions contained in this Agreement with respect to employee benefit plans or employee compensation are included for the sole benefit of the respective parties hereto and do not and shall not create any right in any other person, including, but not limited to, any Continuing Employee, any participant in any benefit or compensation plan or any beneficiary thereof.

                  (i) Seller shall not discourage any employee from accepting employment with Purchaser.

         5.10 Access. Seller will permit representatives of Purchaser from and after the date hereof up to the Closing Date to have full access at all reasonable times to the books, accounts, records, properties, operations, facilities and personnel to the extent pertaining to the Business, and will furnish Purchaser with such financial and operating data concerning the Business as Purchaser shall from time to time reasonably request. Seller shall maintain all records remaining in its possession relating to the Business or the Acquired Assets for a period of five years after the Closing Date and shall permit Purchaser and its agents full access thereto at all reasonable times. Seller shall not destroy any such records without giving Purchaser 30 days advance written notice and an opportunity to review and take possession of such records. If requested, Seller shall ship such records to Purchaser and Purchaser shall reimburse Seller for its third party costs incurred in connection therewith. Subject to applicable confidentiality restrictions, Purchaser will permit representatives of Seller from and after the Closing Date to have full access at all reasonable times to the books, accounts, and records of the Business and will furnish Seller with such financial and operating data concerning the Business as Seller may from time to time reasonably request solely in connection with (i) any litigation with third parties, (ii) proceedings before or filings with any Governmental Authority (including, without limitation, tax filings), or
(iii) as may be necessary for Seller or its Affiliates to comply with applicable Law.

         5.11 Use of Facilities.

                  (a) Seller shall cause the Continuing Employees currently located at the Administration Facility to be permitted to continue to use such facility in the performance of their duties for Purchaser after the Closing Date until September 30, 1997. The parties agree that these Continuing Employees will engage in credit, billing, design, customer service, sales, and marketing duties for Purchaser. All direct costs exclusively associated with the Business (after the Closing) will be forwarded directly to Purchaser for payment including, but not limited to, products purchased for inventory; billings for contracts, leases and maintenance services related to the Business and disclosed in Schedules 2.1(a and b) and 2.2(b-e) (except as agreed to below), computer maintenance; sponsorship and BMX team expense; office expenses for the Torrance office; and employee related expenses such as payroll, sales commissions and travel and expense reports; direct design, marketing, and selling costs of the Business.

                  Purchaser acknowledges that Seller has the right to continue usage of the AS400 computer system acquired by Purchaser included on
         Schedule 2.2(a) for a period through September 30, 1997 for the following applications: (1) electronic data interchange (EDI) for the Mass/Sporting Goods Division and Bell Sports Canada, Inc., (2) accounts receivable collections for the Mass/Sporting Goods Division of Bell Sports, Inc., (3) In-Store Service Division of Bell Sports, Inc. and
         (4) importation activities. Seller agrees to pay to Purchaser a monthly fee of $2,500 for said use of the computer system.

                  Purchaser shall pay Seller, on a monthly basis, a use fee equal to Seller's cost in permitting such use of the Administrative Facilities. "Sellers Cost" under this Section 5.11(a) shall mean the amount of monthly expenses as follows:

                  Rents, utilities, insurance, property taxes, and maintenance shall be allocated to Purchaser based on the square footage occupied by the Business at Seller's Administrative Facility of 13,000 square feet at a cost of $1.10 per square foot per month or $14,300 per month.

                  Allocable share of common expenses of the Administrative Facility for telephone, postage, federal express, general supplies, depreciation, office equipment rental and maintenance, PC, network and computer maintenance, common MIS support personnel and services (all such personnel to devote at least 25% of their time to work for Purchaser) related to PCs and networks and common import, purchasing and financial personnel support services

         (all such personnel to devote at least 25% of their time to work for Purchaser). Purchaser's "allocable share" shall be 25% of the total common expenses incurred monthly by Seller as reported on Seller's internal departmental financial reports.

                  (b) Purchaser's use of the Distribution Facilities shall be governed by the Warehouse Services Agreement.

                  (c) Seller acknowledges that while Continuing Employees are at the Administration Facility, they shall have access to and use of the computer equipment at the Administration Facility at no additional charge to Purchaser.

                  (d) Seller shall not be required to provide an alternative work space or replacement equipment if the Administration Facility is damaged or destroyed beyond use.

         5.12 Collection Support. Any collection effort conducted by Seller with respect to its accounts receivable shall be commercially reasonable and consistent with Seller's past business practices. The parties shall act reasonably and endeavor in good faith to work together to resolve any collection issues with the goal of helping Seller's collection efforts, to the extent reasonably possible, while avoiding impairing Purchaser's relationship with customers of the Business. Upon the reasonable request of Seller, Purchaser shall refuse to continue to extend credit to any customer that fails to pay any account receivable of Seller existing on the Closing Date for the Business after a period of 60 days from the due date if (a) such refusal to extend credit is commercially reasonable under the circumstances (such determination to be made by deeming the outstanding receivable to be a receivable of Purchaser), and (b) consistent with the normal credit practices of the Business, under the circumstances.

         5.13 Right of First Refusal. Each of Parent and Seller, on its own behalf and on behalf of their respective Subsidiaries, hereby grant Purchaser the right of first refusal to obtain, subject to the provisions of this Section 5.13, from Seller a license, solely in connection with the manufacture, sale, servicing, design, distribution or marketing of bicycles of any name, trademark, logo or common law mark held by Parent, Seller or any of their respective subsidiaries. Seller, Parent and their respective subsidiaries shall promptly inform Purchaser in writing of each and any proposed license agreement whereby any party (the "Prospective Licensee") is to license (whether on an exclusive or a non-exclusive basis) any such name, trademark, logo or common law mark in connection with the manufacture, sourcing, sale, distribution, design or marketing of bicycles.

Such notice shall inform Purchaser of the identity of the Prospective Licensee, the royalty rate, the matter to be licensed, the geographic area to be covered by the license and the term of the license. Purchaser shall have the right to exercise its right of first refusal, by written notice to Parent, within 30 days after receipt of written notice of the Prospective Licensee. If Purchaser exercises its right of first refusal, the royalty rate to be paid for the license shall equal the royalty rate to be paid by the Prospective Licensee. The term of the license, scope of the license and geographic area shall be the same as to be granted to the Prospective Licensee. Upon exercise of Purchaser's right of first refusal, the parties shall cooperate, in good faith, in preparing a license agreement consistent with this Section 5.13. If Purchaser fails to exercise its right of first refusal, Seller, Parent or its subsidiary (as the case may be) shall be free to enter into the license with the Prospective Licensee, on the terms consistent with those set forth in the notice to Purchaser. This right of first refusal is granted to Purchaser in consideration of this Agreement and no further payment shall be due from Purchaser for the grant of the right or in connection with the exercise of the right. Purchaser's right of first refusal under this Section 5.13 shall expire on the fifth anniversary of the Closing Date. Purchaser and Parent, Seller and their respective subsidiaries shall cooperate, in good faith, in filing notices with the U.S. Patent and Trademark Office requested to evidence Purchaser's right of first refusal under this Section 5.13. Purchaser shall pay all filing fees for such filings.

         5.14 Disposition of Excluded Inventories. Before June 30, 1998 Seller shall take all steps necessary to sell the Excluded Inventories and the inventory of Univega bicycles owned by Bell Sports Canada, Inc. Seller shall sell the Excluded Inventories in a commercially reasonable manner to maximize the proceeds of each such sale (which may include one or more sales to a third party in liquidation after December 31, 1997). Seller shall not take any action to impair the goodwill of the Business, the value of the Intellectual Property or Purchaser's relationships with customers of the Business (it being understood that Seller may sell to a third party in liquidation after December 31, 1997). Seller shall not permit any of the Excluded Inventory or Univega bicycle inventory to be sold or distributed into the United States. Until June 30, 1998 Seller shall have a non-exclusive, non-transferrable (and not subject to sublicense), royalty free right to use the Intellectual Property set forth on
Schedule 5.14 in connection with the sale of the Excluded Inventory, provided such sale is in accordance with this Section 5.14 and provided, further, that such use of the Intellectual Property is limited only to selling or distributing Excluded Inventory containing any Intellectual Property set forth on Schedule
5.14. Seller shall afford Purchaser reasonable opportunities during the term hereof to inspect and monitor the activities of Seller in order to ensure Seller's use of the Intellectual Property in accordance with the foregoing. Seller acquires no right, title or interest in the Intellectual Property other than the limited right to use set forth herein. After June 30, 1998 (or such earlier date as all of the Excluded Inventories have been sold), Purchaser shall reimburse Seller for up to $500,000 in sales losses incurred by Seller in the sale of the Excluded Inventories. "Sales losses" shall equal the amount by which (a) Seller's landed costs as of the Closing Date for the Excluded Inventories exceed
(b) the aggregate proceeds and other economic benefit to Seller received on the sale of the Excluded Inventories, less sales commissions incurred in such sale. Purchaser shall use all commercially reasonable efforts to obtain for Seller the benefits under any Seller Assigned Contract of the International Business to the extent reasonably requested by Seller to assist in the disposition of the Excluded Inventory in accordance with this Section 5.14. Seller shall use all commercially reasonable efforts to assist in such matter. Seller shall notify Purchaser in writing of any intended sale of Excluded Inventories in an amount over $100,000 in a single transaction for a price less than the applicable landed cost, such notice to set forth the proposed sale price. Purchaser shall have 10 business days from the receipt of such notice to purchase the Excluded Inventory at the price set forth in Seller's notice to Purchaser.

         5.15 Ally-Cat. The parties shall work, in good faith, to prepare a sublicense agreement for the exclusive license by Seller from Purchaser after closing, for the sale, manufacture and distribution of the products covered by the Ally-Cat Agreement into the mass merchant market. Purchaser shall retain the sole right to sell, manufacture and distribute the products covered by the Ally-Cat Agreement into the independent bicycle dealer market and sporting goods market. The royalty rate to be paid by Seller shall be as set forth in the Ally-Cat Agreement, provided, that, if Purchaser exercises the right to purchase the assets of Ally-Cat, such license shall be perpetual at the royalty rate as set forth in the Ally-Cat Agreement. In no event may Seller transfer its license rights (except in connection with the sale of its business, provided that it obtains the prior written consent of Purchaser, which shall not be unreasonably withheld) or grant sublicenses. "Ally-Cat Agreement" shall mean that certain License Agreement dated August 9, 1995 between Seller and Ally-Cat Bicycles, Inc.

         5.16 Credit Agreement. Seller shall comply with the requirements of the letter from its lenders, as set forth on Schedule 5.16, and shall not take any action to cause the consent in such letter to be withdrawn.

                                   ARTICLE VI
                       CONDITIONS PRECEDENT TO OBLIGATIONS
                                  OF PURCHASER

         The obligations of Purchaser under Article II and stock option of this Agreement are subject to the satisfaction of the following conditions precedent on or before the Closing Date:

         6.1 Warranties True. The representations and warranties of Seller and Parent contained herein shall have been (a) accurate, true and correct on and as of the date of this Agreement (except to the extent that they specifically relate to another date, in which case they need only be accurate, true and correct as of such other date), and (b) shall also be accurate, true and correct on and as of the Closing Date (except to the extent that they specifically relate to another date, in which case they need only be accurate, true and correct as of such other date) and provided, that, where a representation and warranty is not qualified as to materiality, it shall be accurate, true and correct in all material respects as of the Closing Date.

         6.2 Compliance with Covenants. Seller and Parent shall have performed and complied with all of their respective covenants, obligations and agreements contained in this Agreement to be performed and complied with by it on or prior to the Closing Date.

         6.3 Consents, Approvals. Purchaser shall have received written evidence reasonably satisfactory to Purchaser that (a) all consents and approvals specified in Schedule 6.3 have been obtained by Seller (b) all required filings have been made by Seller, including those set forth on Schedule 3.3, and (c) all waiting and review periods under the HSR Act shall have expired, without adverse action being taken by any Governmental Authority to prevent consummation of this Agreement.

         6.4 No Action. No order of any court or Governmental Authority shall have been entered that enjoins, restrains or prohibits this Agreement or the complete consummation of the transactions contemplated by this Agreement. No action shall be pending or threatened that seeks to enjoin, restrain, prohibit or obtain damages with respect to this Agreement or the complete consummation of the transactions contemplated by this Agreement. No investigation shall be pending or threatened that might result in any such order, suit, action or proceeding.

         6.5 No Material Adverse Change. Since the date hereof, none of the Purchased Assets or the Business shall have experienced, and no action or event shall have occurred that could reasonably be expected to cause the Purchased Assets or the Business to experience, a Material Adverse Change other than changes in general economic conditions or the bicycle industry generally or changes caused by Purchaser's proposed ownership and operation of the Business.

         6.6 Closing Deliveries. Purchaser shall have received, in form and substance satisfactory to Purchaser, such agreements, documents, instruments and certificates as shall be reasonably requested by Purchaser to consummate the transactions contemplated hereby to and convey the Purchased Assets to Purchaser free and clear of any Lien, including the following duly executed agreements, releases, instruments and opinions:

                  (a) the Assignment;

                  (b) the Intellectual Property Assignment and documentation reasonably acceptable to Purchaser by which the parties shown as owners of the Intellectual Property on Schedule 2.1(e) convey all right, title and interest to such property to Purchaser;

                  (c) UCC-3 release statements for all Lien filings against, and all other Lien releases deemed appropriate by Purchaser with respect to, the Purchased Assets (including, without limitation, any Liens against the Intellectual Property);

                  (d) the original title certificates for the owned Vehicles, executed by Seller, as necessary, together with all necessary Lien releases, and all certificates of registration, renewal statements and certificates of use for the Intellectual Property;

                  (e) the opinion of Sidley & Austin, counsel to Seller, as to due authorization, validity and enforceability of this Agreement and the Transaction Agreements;

                  (f) all required consents to the transfer of the Seller Assigned Contracts listed on Schedule 6.3 and any others received prior to Closing (including the consent of Ally-Cat Bicycles Inc. to the transfer of the Ally-Cat Agreement to Purchaser and the Sublicense by Purchaser to Seller as contemplated by Section 5.15);

                  (g) a duly executed copy of the Warehouse Services Agreement;

                  (h) duly executed copies of the Escrow Agreement and the Supply Agreement; and

                  (i) releases of all Liens against Intellectual Property;

                  (j) a duly executed copy of the Stock Option Agreement in the form of Exhibit G hereto (the "Stock Option Agreement");

                  (k)   disclosures,   reports  and  filings   required  by  all
         applicable Law; and

                  (l) substantiation of the trade show costs to be reimbursed by Purchaser pursuant to Section 7.5 below (and that such trade shows have not already occurred) and assignment of Seller's privileges with respect to such trade shows; and

                  (m) the Sublicense Agreement contemplated by Section 5.15; and

                  (n) conveyance documents reasonably acceptable to Purchaser, transferring all right, title and interest, if any, of Seller and its Affiliates to the patents listed on Schedule 6.6.

                                   ARTICLE VII
                             CONDITIONS PRECEDENT TO
                              OBLIGATIONS OF SELLER

         The obligations of Seller under Article II of this Agreement are subject to the satisfaction of the following conditions precedent on or before the Closing Date:

         7.1 Warranties True. The representations and warranties of Purchaser contained herein shall have been (a) accurate, true and correct on and as of the date of this Agreement (except to the extent that they specifically relate to another date, in which case they need only be accurate, true and correct as of such other date), and (b) shall also be accurate, true and correct on and as of the Closing Date (except to the extent that they specifically relate to another date, in which case they need only be accurate, true and correct as of such other date) and provided, that, where a representation and warranty is not qualified as to materiality, it shall be accurate, true and correct in all material respects as of the Closing Date.

         7.2 Compliance with Agreements and Covenants. Purchaser shall have performed and complied with all of its covenants, obligations and agreements contained in this Agreement to be performed and complied with by it on or prior to the Closing Date.

         7.3 Consents and Approvals. All waiting and review periods under the HSR Act shall have expired without adverse action being taken by any Governmental Authority to prevent consummation of this Agreement.

         7.4 No Action. No order of any court or Governmental Authority shall have been entered in that enjoins, restrains or prohibits this Agreement or the complete consummation of the transactions as contemplated by this Agreement. No action shall be pending or threatened that seeks to enjoin, restrain, prohibit or obtain damages with respect to this Agreement or the complete consummation of the transactions contemplated by this Agreement. No investigation shall be pending or threatened that might result in any such order, suit, action or proceeding.

         7.5 Closing Deliveries. Purchaser shall (a) make the payments required by Section 2.6(a), (b) deliver to Seller the assignment and assumption agreement evidencing Purchaser's assumption of the Assumed Liabilities, duly executed by Purchaser; (c) deliver to Seller the opinion of Mayer, Brown & Platt, as to the due authorization, validity and enforceability of this Agreement and the Transaction Agreements; (d) deliver to Seller duly executed copies of the Warehouse Services Agreement, the Stock Option Agreement, the Escrow Agreement and the Supply Agreement; (e) deliver to Seller, by wire transfer to an account designated by Seller, payment of (i) the $2,500,000 consideration recited in the Stock Option Agreement and (ii) $39,401 for reimbursement of prepayment of 1997 trade show space; and (f) the Sublicense Agreement contemplated by Section 5.15.

                                  ARTICLE VIII
                                   TERMINATION

         8.1 Termination. This Agreement may be terminated at any time on or prior to the Closing Date:

                  (a) By the written consent of Seller and Purchaser;

                  (b) By written notice of Seller or Purchaser to the other, if any court of competent jurisdiction or other governmental body shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions as contemplated hereby and such order, decree, ruling or other action shall have become final and nonappealable; and

                  (c) By written notice of either Purchaser or Seller, if there shall have been a material breach of any covenant, representation or warranty hereunder, and such breach shall not have been remedied within ten (10) Business Days after receipt of a notice in writing from the non-breaching party specifying the breach and requesting such be remedied.

This Agreement shall terminate automatically, without further action of the parties, if the Closing does not occur on or before June 30, 1997.

         8.2 Effect of Termination.  If this Agreement is terminated pursuant to
Section 8.1, all obligations of the parties hereunder shall terminate, except for the obligations of Seller and Parent set forth in Section 5.5(b) to the extent that such obligations relate to non-public information concerning Purchaser and provided, however, that no such termination shall affect
Purchaser's obligations under its existing Confidentiality Agreement with Parent.

                                   ARTICLE IX
                                 INDEMNIFICATION

         9.1 Survival. The representations and warranties of the parties in this Agreement or in any document delivered pursuant hereto shall survive the Closing until the second anniversary of the Closing Date, provided, however, that such time limitation shall not apply to the representations and warranties set forth at Sections 3.2, 3.6, 3.18, 3.20 and 3.26 and such representations and warranties shall survive forever or until the earlier expiration of any applicable statute of limitations. The covenants and agreements of the parties set forth herein shall survive the Closing and not expire other than in accordance with their terms.

         9.2 Indemnification by Seller and Parent. Parent and Seller, jointly and severally, agree to indemnify, defend and hold harmless each of Purchaser and its Affiliates against any Losses relating to or arising out of:

                  (a) any breach of any representation or warranty made by Seller or Parent in this Agreement or any document delivered to Purchaser at the Closing or pursuant to this Agreement, provided, however that Seller and Parent shall not have any liability under this
         Section 9.2(a) with respect to breaches of such representations and warranties until, and then only to the extent that, the aggregate Losses arising out of such breaches equal or exceed $150,000, and provided, further that in no event shall the obligation or liability of Parent and Seller under this Section 9.2(a) exceed 25% of the Purchase Price (as finally adjusted pursuant to Section 2.6); provided, further, that the foregoing basket and cap limitations shall not apply to any breaches of the representations and warranties set forth at Sections 3.2, 3.6, 3.18, 3.20 and 3.26;

                  (b) any breach of any covenant made by Seller or Parent in this Agreement or any document delivered to Purchaser at the Closing or pursuant to this Agreement;

                  (c) the bulk sales Laws of any jurisdiction applicable to the transactions contemplated herein, and any Laws of any jurisdiction imposing liability on Purchaser for Seller's Taxes, including the failure to comply with any such Laws;

                  (d) Seller's Liabilities (other than Assumed Liabilities);

                  (e) product liability claims and warranty claims for which Seller is responsible pursuant to Section 5.8;

                  (f) any damage to any Purchased Assets while such assets are located at any of the Facilities; and

                  (g) any liability under the WARN Act or any applicable employee notification, retraining or protection law arising from the actions or inactions of Seller prior to the Closing.

         9.3 Indemnification by Purchaser. Purchaser agrees to indemnify, defend and hold harmless Seller, Parent and their respective Affiliates against any Losses relating to or arising out of (a) any breach of any representation or warranty or covenant made by Purchaser in this Agreement or any document delivered to Seller at the Closing or pursuant to this Agreement, or (b) subject to Section 2.4, any Assumed Liability, (c) any wrongful action or negligent conduct of any employee of Purchaser, including, without limitation, any
Continuing Employee, in connection with such employee's use of the Administrative Facility or (d) any product liability claims or product warranty or replacement claims for which Purchaser is responsible pursuant to Section 5.8.

         9.4 Claims.  The provisions of this Section shall be subject to Section
9.5. As soon as is reasonably practicable after becoming aware of a claim for indemnification under this Agreement (including a claim or suit by a third party) the indemnified Person shall promptly give notice to the indemnifying Person of such claim. Such written notice shall describe the Loss, the amount thereof, if known, and the method of computation of such Loss (to the extent known), all with reasonable particularity and containing a reference to the provisions of this Agreement in respect of which such Loss shall have occurred. The failure of the indemnified Person to give notice shall not relieve the indemnifying Person of its obligations under this Article IX except to the extent that the indemnifying Person shall have been prejudiced thereby. If the indemnifying Person does not object in writing to such indemnification claim within 60 calendar days of receiving notice thereof, the indemnified Person shall be entitled to promptly recover from the indemnifying Person the amount of such claim, and no later objection by the indemnifying Person shall be permitted. If the indemnifying Person agrees that it has an indemnification obligation but objects that it is obligated to pay only a lesser amount, the indemnifying Person shall promptly pay to the indemnified Person the lesser amount, without prejudice to the indemnified Person's claim for the difference.

         9.5 Third Party Claims; Assumption of Defense. The indemnifying Person may, at its own expense, (a) participate in the defense of any claim, suit, action or proceeding and (b) upon notice to the indemnified Person, and the indemnifying Person's delivering to the indemnified Person a written agreement that the indemnified Person is entitled to indemnification pursuant to Section
9.2 or 9.3 for all Losses arising out of such claim, suit, action or proceeding and that the indemnifying Person shall be liable for the entire amount of any Loss, may at any time during the course of any such claim, suit, action or proceeding, assume the defense thereof; provided, however, that (i) the indemnifying Person's counsel is reasonably satisfactory to the indemnified Person, and (ii) the indemnifying Person shall thereafter consult with the indemnified Person upon the indemnified Person's reasonable request for such consultation from time to time with respect to such claim, suit, action or proceeding. If the indemnifying Person assumes such defense, the indemnified Person shall have the right (but not the duty) to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the indemnifying Person. Whether or not the indemnifying Person chooses to assume the defense of any such claim, suit, action or proceeding, all of the parties hereto shall cooperate in the defense or prosecution thereof, and keep each other informed of the status thereof. If the indemnifying Person assumes such defense, the indemnified Person shall not be entitled to enter into any settlement or compromise of the related claim, suit, action or proceeding. If the indemnifying Person does not assume such defense the indemnified Person shall not be permitted to enter into any settlement or compromise of the related claim, suit, action or proceeding unless: (i) the indemnified Person has provided 30 days prior written notice to the indemnifying Person of the terms of the proposed settlement or compromise, (ii) the indemnified Person has provided to the indemnifying Person such information with respect to the related claim, suit, action or proceeding as the indemnifying Person shall reasonably request and (iii) the indemnifying Person shall not have disapproved of such proposed settlement or compromise within the 30 day period following receipt of the written notice referenced in (i). If the indemnifying Person shall disapprove of a settlement or compromise proposed by the indemnified Person the indemnifying Person may assume defense of the related claim, suit, action or proceeding, it being understood that if the indemnifying Person does not assume such defense, the indemnified person shall be entitled to enter into such proposed settlement or compromise. If the indemnified Person shall enter into such settlement or compromise (i) without complying with the procedures set forth above or (ii) after the indemnifying Person shall have disapproved of the same and offered to assume the defense of the related claim, suit, action or proceeding, such compromise or settlement shall discharge the indemnifying Person from liability arising from such settlement or compromise with respect to the subject matter thereof, and no amount in respect thereof shall be claimed as a loss after this
Article IX; provided that the indemnifying Person shall be responsible for all Losses arising prior to the date of such settlement or compromise. Except in cases where the indemnifying person has assumed the defense in accordance herewith and the claim, suit, action or proceeding is solely for money damages and will have no continuing effect on the business, reputation or future business prospects of the indemnified person, the indemnifying Person shall not be permitted to settle or compromise any claim, suit, action or proceeding without obtaining the prior written consent of the indemnified Person. In no case shall the consent of the indemnified Person be unreasonably withheld or delayed. In the event that the indemnifying Person does not elect to assume the defense of any claim, suit, action or proceeding, then any failure of the indemnified Person to defend or to participate in the defense of any such claim, suit, action or proceeding or to cause the same to be done, shall not relieve the indemnifying Person of its obligations hereunder.

         9.6  Additional Limitations and Other Agreements.

                  (a) In calculating  any Loss under this Article IX there shall be deducted the amount of any income tax benefit available to the indemnified Person (or any of its Affiliates) with respect to such Loss (after giving effect to the tax effect of receipt of the indemnification payment).

                  (b) An indemnifying Person shall have no obligation to pay indemnification for any Loss to the extent that recovery for such Loss is actually paid to the indemnified Person under any policy of insurance. To the extent that an indemnified Person is subsequently paid by an insurance company for any Loss with respect to which payment was previously received by the indemnified Person hereunder, the indemnified Person shall promptly, upon receipt of the insurance proceeds, reimburse the indemnifying Person from the insurance proceeds in an amount up to the indemnifying

         Person's prior payment to the indemnified Person with respect to such Loss.

                                    ARTICLE X
                                  MISCELLANEOUS

         10.1  Expenses.   Except  as  otherwise   expressly  provided  in  this
Agreement, each party hereto shall bear its own expenses with respect to the transactions contemplated hereby.

         10.2 Amendment. This Agreement may be amended, modified or supplemented only by written agreement of the parties.

         10.3 Notices. Any notice, request, instruction or other document to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given, (a) when received if given in person or by courier or a courier service, (b) on the date of transmission if sent by telex, facsimile or other wire transmission or (c) three (3) business days after being deposited in the U.S. mail, certified or registered mail, postage prepaid:

                  (a)         If to Seller or Parent, addressed as follows:

                              Bell Sports Corp.
                              15170 N. Hayden Road, Suite 1
                              Scottsdale, AZ  85260
                              Attention:  Chief Financial Officer
                              Facsimile No.:  (602) 951-0511

                              with a copy to:

                              Sidley & Austin
                              One First National Plaza
                              Chicago, IL  60603
                              Attention:  Larry A. Barden
                              Facsimile No.:  (312) 853-7036

                  (b)         If to Purchaser, addressed as follows:

                              Brunswick Corporation
                              One North Field Court
                              Lake Forest, Illinois  60045-4811
                              Attention:  General Counsel
                              Facsimile No.:  (847) 735-4050

                              with a copy to:

                              Brunswick Outdoor Recreation Group
                              6101 E. Apache
                              Tulsa, Oklahoma  74115
                              Attention:  President

                              Facsimile No.:  (918) 834-8575

or to such other individual or address as a party hereto may designate for itself by notice given as herein provided.

         10.4 Effect of Investigation. Any due diligence review, audit or other investigation or inquiry undertaken or performed by or on behalf of Purchaser shall not limit, qualify, modify or amend the representations, warranties or covenants of, or indemnities by, Seller or Parent made pursuant to this Agreement, irrespective of the knowledge and information received (or which should have been received) therefrom by Purchaser.

         10.5 Waivers. The failure of a party to require performance of any provision shall not affect its right at a later time to enforce the same. No waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing. No waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty. Consummation of the transactions contemplated herein shall not be deemed a waiver of a breach of or inaccuracy in any representation, warranty or covenant or of any party's rights and remedies with regard thereto.

         10.6 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         10.7 Interpretation. The headings preceding the text of Articles and Sections included in this Agreement and the headings to Schedules attached to this Agreement are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement. The use of the masculine, feminine or neuter gender shall not limit any provision of this Agreement. The use of the terms "including" or "include" shall in all cases herein mean "including, without limitation" or "include, without limitation," respectively. If any representation or warranty is qualified by knowledge, the party making such representation or warranty hereby confirms that it has made a diligent inquiry into the matter addressed by the representation or warranty. No specific representation, warranty or covenant contained herein shall limit the generality or applicability of a more general representation, warranty or covenant contained herein. A breach of or inaccuracy in any representation, warranty or covenant shall not be affected by the fact that any more general or less general representation, warranty or covenant was not also breached or inaccurate. The language in all parts of this Agreement shall be construed, in all cases, according to its fair meaning. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

         10.8 Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Illinois without giving effect to the principles of conflicts of law thereof.

         10.9 Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         10.10 No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and no provision of this Agreement shall be deemed to confer rights upon any other Person.

         10.11 Publicity. The parties shall cooperate and agree (provided that neither party may withhold consent to any disclosure required by law) to the form, content, timing and manner of distribution or publication of any public announcement relating to this Agreement.

         10.12 Further Assurances. Upon the request of Purchaser, Seller and Parent will, and will cause their respective Affiliates to, on and after the Closing Date, execute and deliver to Purchaser such other documents, further releases, assignments and other instruments as may be required or reasonably deemed appropriate by Purchaser to effect or evidence transfer and assignment to Purchaser of all or any of the Purchased Assets, and to otherwise carry out the purposes of this Agreement. Seller will execute and deliver to third party vendors in possession of tooling included in the Purchased Assets, as reasonably requested by Purchaser to notify such vendors of Purchaser's ownership of the tooling. Seller shall make any payments for amounts due for work performed or goods supplied prior to the Closing by third party vendors in possession of any tooling included in the Purchased Assets, to the extent that such payments are required for Purchaser to obtain the possession, use or economic or practical benefit of such tooling.

         10.13 Severability. If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

         10.14 Remedies. The parties hereto acknowledge and agree that, from and after the Closing, their sole and exclusive remedy with respect to any and all claims for breach of any representation or warranty in Article III shall be pursuant to the indemnification provisions set forth in Article IX. Except as so stated, the remedies under this Agreement shall be cumulative, and shall not preclude the assertion or exercise of any other rights or remedies available by law, in equity or otherwise.

         10.15 Forum. Purchaser, Parent and Seller agree that any suit, action or proceeding brought by any party in connection with or arising out of this Agreement or the Escrow Agreement shall be brought solely in the Federal Courts of the Northern District of Illinois (or in the State Courts of Lake County, Illinois solely in the event that the Federal Courts lack subject matter jurisdiction over such action, suit or proceeding) and each of Purchaser, Parent and Seller consent to the jurisdiction of such Courts for any such suit, action or proceeding. Each of Purchaser, Parent and Seller irrevocably waives any defenses of lack of personal jurisdiction, improper venue or forum non conveniens as to any such action, suit or proceeding brought in the Courts specified in the preceding sentence. Each of Purchaser, Parent and Seller also irrevocably agree that service of process in any such action, suit or proceeding shall be deemed good and effective if made in any manner (other than by mail) specified for delivery of written notice pursuant to Section 10.3 hereof.

         10.16  Disclaimer of  Warranties.  Seller makes no  representations  or warranties with respect to any projections, forecasts or forward-looking information provided to Purchaser. There is no assurance that any projected or forecasted results will be achieved. EXCEPT AS TO THOSE MATTERS EXPRESSLY COVERED BY THE REPRESENTATIONS AND WARRANTIES IN THIS AGREEMENT, SELLER IS SELLING THE TANGIBLE ASSETS INCLUDED IN THE PURCHASED ASSETS ON AND "AS IS, WHERE IS" BASIS AND DISCLAIMS ALL OTHER WARRANTIES, REPRESENTATIONS AND GUARANTEES WHETHER EXPRESS OR IMPLIED WITH RESPECT TO SUCH ASSETS. SELLER MAKES NO REPRESENTATION OR WARRANTY AS TO MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE AND NO IMPLIED WARRANTIES WHATSOEVER WITH RESPECT TO SUCH ASSETS. Purchaser acknowledges that neither Seller nor any of its representatives nor any other Person has made any representation or warranty, express or implied, as to the accuracy or completeness of any memoranda, charts, summaries or schedules heretofore made available by Seller or its representatives to Purchaser or any other information which is not included in this Agreement or the Schedules hereto, and neither Seller nor any of its representatives nor any other Person will have or be subject to any liability to Purchaser, any Affiliate of Purchaser or any other Person resulting from the distribution of any such information to, or use of any such information by, Purchaser, any Affiliate of Purchaser, or any of their agents, consultants, accountants, counsel or other representatives. Nothing in this Section 10.16 limits the representations and warranties of Seller and Parent hereunder.

         10.17 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Purchaser may assign this Agreement or any of its rights hereunder to any of its wholly owned subsidiaries. In the event of such assignment, Purchaser shall be responsible for all obligations of such subsidiary and shall continue to be bound in all respects by the provisions hereof. Neither Seller nor Parent may assign this Agreement without the prior written consent of Purchaser.

         10.18 Preparation of W-2 Forms. Seller and Purchaser agree that they will not apply the alternative procedure contained in Section 5 of Revenue Procedure 96-60. Accordingly, Seller acknowledges that it will be responsible for the furnishing of a Form W-2 to each employee who has been employed by it, such Form W-2 to disclose all wages and other compensation paid for the period ending on the Closing Date, and taxes withheld thereon. Purchaser acknowledges that it will be responsible for the furnishing of a Form W-2 to each Continuing Employee, such Form W-2 to disclose all wages and other compensation paid for the period beginning on the day following the Closing Date and ending on December 31, 1997, and taxes withheld thereon.

         10.19 Entire Understanding. This Agreement sets forth the entire agreement and understanding of the parties hereto and supersedes any and all prior agreements, arrangements and understandings among the parties.

         10.20 Liability of Parent and Seller. Whenever this Agreement requires Seller or Parent to take any action, such requirement will be deemed to include an undertaking on the part of each of Parent and Seller. Parent and Seller shall be jointly and severally liable for all of the obligations to be performed by any of them under this Agreement and any representation or warranty made by any of them.

                                      * * *

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

                                        BRUNSWICK CORPORATION


                                        By: Robert T. McNaney
                                           -------------------------------------
                                               Name: Robert T. McNaney
                                                    ----------------------------
                                               Title: Vice President of General
                                                      Counsel
                                                     ---------------------------



                                        BELL SPORTS CORP.



                                        By: Howard Kosick
                                           -------------------------------------
                                               Name: Howard Kosick
                                                    ----------------------------
                                               Title: CFO
                                                     ---------------------------



                                        AMERICAN RECREATION COMPANY, INC.



                                        By: Howard Kosick
                                           -------------------------------------
                                               Name: Howard Kosick
                                                    ----------------------------
                                               Title: CFO
                                                     ---------------------------
                                       59